Exhibit 10.3
Execution Version

SALE AND SERVICING AGREEMENT

among

BMW VEHICLE OWNER TRUST 2026-A,
as Issuer,

BMW FS SECURITIES LLC,
as Depositor,

BMW FINANCIAL SERVICES NA, LLC,
as Sponsor, Servicer, Administrator and Custodian,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Indenture Trustee,

and

U.S. BANK NATIONAL ASSOCIATION,
as Securities Intermediary

Dated as of August 19, 2026

TABLE OF CONTENTS

ARTICLE XI. ASSET REPRESENTATIONS REVIEW; DISPUTE RESOLUTION
SECTION 11.01.	Asset Representations Review.	61
SECTION 11.02.	Dispute Resolution.	62

SCHEDULES AND EXHIBITS
SCHEDULE A	Schedule of Receivables
SCHEDULE B	Location of Receivable Files
SCHEDULE C	Perfection Representations, Warranties and Covenants
EXHIBIT A	Form of Servicer’s Certificate
EXHIBIT B	Form of Dealer Agreement
EXHIBIT C	Form of Annual Certification
EXHIBIT D	Servicing Criteria to be Addressed in Assessment of Compliance

THIS SALE AND SERVICING AGREEMENT, dated as of August 19, 2026 (this “Agreement”), is among BMW VEHICLE OWNER TRUST 2026-A, a Delaware statutory trust (the “Issuer”), BMW FS SECURITIES LLC, a Delaware limited liability company (the “Depositor”), BMW FINANCIAL SERVICES NA, LLC, a Delaware limited liability company (“BMW FS”), as sponsor (in such capacity, the “Sponsor”), as servicer (in such capacity, the “Servicer”), as administrator (in such capacity, the “Administrator”) and as custodian (in such capacity, the “Custodian”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as securities intermediary (the “Securities Intermediary”).
WHEREAS, the Issuer desires to purchase a portfolio of receivables arising in connection with automobile retail installment sale contracts generated by BMW FS and BMW Bank of North America (“BMW Bank”) in the ordinary course of their respective businesses and sold by BMW FS and BMW Bank, respectively, to the Depositor;
WHEREAS, the Depositor is willing to sell such receivables to the Issuer; and
WHEREAS, BMW FS is willing to service such receivables.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
SECTION 1.01.     Definitions.  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
“AAA” means the American Arbitration Association.
“Adjusted Pool Balance” means (a) with respect to the Closing Date, the Pool Balance less the Yield Supplement Overcollateralization Amount, in each case with respect to the Closing Date, and (b) with respect to any Payment Date, the Pool Balance less the Yield Supplement Overcollateralization Amount, in each case with respect to such Payment Date.
“Administrative Purchase Payment” means with respect to a Receivable purchased by or on behalf of the Servicer pursuant to Section 4.07, an amount equal to the Receivable’s unpaid Principal Balance, plus interest thereon at a per annum rate equal to the sum of the stated Annual Percentage Rate of the Receivable and the Servicing Fee Rate, on the last day of the Collection Period preceding such purchase.
“Advance” means, as to any Payment Date, the aggregate of all Scheduled Payments of interest which were due during the related Collection Period that remained unpaid at the end of such Collection Period and were not collected during such Collection Period, exclusive of amounts of any such Scheduled Payment which the Servicer has determined would be a Nonrecoverable Advance if an advance in respect of such Scheduled Payment were made.

“Advance Reimbursement Amount” means any amount received or deemed to be received by the Servicer pursuant to Section 5.11 in reimbursement of an Advance made out of its own funds.
“Affiliate” has the meaning assigned to such term in the Indenture.
“Agreement” means this Sale and Servicing Agreement, as the same may be amended or supplemented from time to time.
“Amount Financed” means with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs.
“Annual Percentage Rate” or “APR” of a Receivable means the annual rate of finance charges stated in the related Contract.
“Arbitration Rules” means the AAA’s Commercial Arbitration Rules and Mediation Procedures.
“ARR Receivable” means a Receivable as to which the related Obligor is sixty (60) days or more delinquent in payments due and owed as of the end of the Collection Period immediately preceding the date on which the requisite percentage of Noteholders and Note Verified Owners have voted to direct an Asset Representations Review.
“Asset Representations Review” means, following the occurrence of a Delinquency Trigger, the review of ARR Receivables to be undertaken by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.
“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of August 19, 2026, among the Asset Representations Reviewer, the Issuer and the Servicer.
“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.
“Asset Representations Reviewer Fee” means (i) an annual fee equal to $5,000, payable on the Payment Date occurring in March of each year, commencing in September 2027, and (ii) $175 for each ARR Receivable reviewed by the Asset Representations Reviewer in accordance with the terms of the Asset Representations Review Agreement.
“Available Amounts” means, with respect to any Payment Date, the sum of Available Principal and Available Interest.
“Available Amounts Shortfall” has the meaning assigned to such term in Section 5.06(b).
“Available Interest” means, with respect to any Payment Date, the sum of the following amounts, without duplication, allocable to interest received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period: (a) that portion of all collections on Receivables (excluding any collections constituting late fees, prepayment charges, deferment fees and other administrative fees or similar charges) allocable to interest (including the amount, if any, of Advances for that Collection Period, but excluding the amount, if any, of reimbursements of Advances previously made with respect to a Receivable to the Servicer from amounts received in respect of the Receivable), (b) the Administrative Purchase Payments or Warranty Purchase Payments with respect to each Receivable that became a Purchased Receivable purchased from the Trust with respect to the related Collection Period to the extent attributable to accrued interest on such Receivable (less the amount, if any, of reimbursements of Advances previously made with respect to a Receivable to the Servicer from Administrative Purchase Payments or Warranty Purchase Payments with respect to the Receivable), (c) Recoveries for such Collection Period to the extent allocable to interest, (d) Liquidation Proceeds for such Collection Period to the extent allocable to interest and (e) Net Investment Losses deposited by the Servicer; provided, however, that in calculating the Available Interest the following will be excluded: all payments and proceeds that are allocable to interest (including Liquidation Proceeds and Recoveries) of any Purchased Receivable, the applicable Purchase Amount of which has been included in the Available Interest in a prior Collection Period.
“Available Principal” means, with respect to any Payment Date, the sum of the following amounts, without duplication, with respect to the related Collection Period: (a) the portion of all collections on Receivables (excluding any collections constituting late fees, prepayment charges, deferment fees and other administrative fees or similar charges) allocable to principal, (b) the Administrative Purchase Payments or Warranty Purchase Payments with respect to each Receivable that became a Purchased Receivable purchased from the Trust with respect to the related Collection Period to the extent attributable to principal, (c) Recoveries for such Collection Period to the extent allocable to principal and (d) Liquidation Proceeds for such Collection Period to the extent allocable to principal; provided, however, that in calculating the Available Principal the following will be excluded: all payments and proceeds that are allocable to principal (including Liquidation Proceeds and Recoveries) of any Purchased Receivable, the applicable Purchase Amount of which has been included in the Available Principal in a prior Collection Period.
“Basic Documents” means the Trust Agreement, the Indenture, this Agreement, the Receivables Purchase Agreements, the Administration Agreement, the Asset Representations Review Agreement and the Note Depository Agreement and other documents and certificates delivered in connection therewith.
“Benchmark Replacement” has the meaning assigned to such term in the Indenture.
“Benchmark Replacement Conforming Changes” has the meaning assigned to such term in the Indenture.
“Benchmark Replacement Date” has the meaning assigned to such term in the Indenture.
“BMW AG” means Bayerische Motoren Werke Aktiengesellschaft, a corporation organized under the laws of Germany.
“BMW Bank” means BMW Bank of North America and its successors and assigns.
“BMW Capital” means BMW US Capital, LLC, a Delaware limited liability company.

“BMW FS” means BMW Financial Services NA, LLC, a Delaware limited liability company.
“Business Day” means any day other than a Saturday, a Sunday or a day on which a national banking association or a commercial banking institution in the State of Delaware, the State of Illinois, the State of Minnesota, the State of New Jersey, the State of New York or the State of Ohio are authorized or obligated by law or executive order to remain closed.
“Certificate” means a certificate evidencing the beneficial interest of a Certificateholder in the Trust.
“Certificate Distribution Account” has the meaning assigned to such term in the Trust Agreement.
“Certificate Percentage Interest” has the meaning assigned to such term in the Trust Agreement.
“Certificateholders” has the meaning assigned to such term in the Trust Agreement.
“Class” means any one of the classes of Notes.
“Class A Rate” means the Class A-1 Rate, Class A-2a Rate, Class A-2b Rate, Class A-3 Rate or Class A-4 Rate, as applicable.
“Class A-1 Final Scheduled Payment Date” means the Payment Date occurring in August 2027.
“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered in the Note Register.
“Class A-1 Notes” means the 3.940% Asset Backed Notes, Class A-1, substantially in the form of Exhibit A-1 to the Indenture.
“Class A-1 Rate” means 3.940% per annum.
“Class A-2 Notes” means the Class A-2a Notes and the Class A-2b Notes.
“Class A-2a Final Scheduled Payment Date” means the Payment Date occurring in June 2029.
“Class A-2a Noteholder” means the Person in whose name a Class A-2a Note is registered in the Note Register.
“Class A-2a Notes” means the 4.28% Asset Backed Notes, Class A-2a, substantially in the form of Exhibit A-2 to the Indenture.
“Class A-2a Rate” means 4.28% per annum.

“Class A-2b Final Scheduled Payment Date” means the Payment Date occurring in June 2029.
“Class A-2b Noteholder” means the Person in whose name a Class A-2b Note is registered in the Note Register.
“Class A-2b Notes” means the Benchmark + 0.30% Asset Backed Notes, Class A-2b, substantially in the form of Exhibit A-3 to the Indenture.
“Class A-2b Rate” means the Benchmark + 0.30% per annum.
“Class A-3 Final Scheduled Payment Date” means the Payment Date occurring in April 2031.
“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered in the Note Register.
“Class A-3 Notes” means the 4.59% Asset Backed Notes, Class A-3, substantially in the form of Exhibit A-4 to the Indenture.
“Class A-3 Rate” means 4.59% per annum.
“Class A-4 Final Scheduled Payment Date” means the Payment Date occurring in January 2034.
“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered in the Note Register.
“Class A-4 Notes” means the 4.68% Asset Backed Notes, Class A-4, substantially in the form of Exhibit A-5 to the Indenture.
“Class A-4 Rate” means 4.68% per annum.
“Closing Date” means August 19, 2026.
“Collateral” has the meaning specified in the Granting Clause of the Indenture.
“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.01(a).
“Collection Period” means with respect to any Payment Date, the calendar month preceding such Payment Date (or in the case of the first Payment Date, the period from the Cutoff Date through the last day of the calendar month preceding the month in which the first Payment Date occurs). Any amount stated as of the last day of a Collection Period shall give effect to all applications of collections as determined as of the close of business on such last day.
“Commingling Condition” will be satisfied if:

(a)            for so long as Fitch is a Rating Agency, either (A) (i) the Servicer shall not have received written notice from Fitch indicating that the credit-worthiness of BMW AG (or, if an Affiliate of BMW AG is not the Servicer, the credit-worthiness of the entity that is the Servicer) is no longer sufficient with respect to the monthly remittance of amounts required to be deposited by the Servicer into the Collection Account on the Business Day prior to each Payment Date pursuant to Section 5.02, and (ii) if an Affiliate of BMW AG is the Servicer, BMW AG maintains, directly or indirectly, at least 75 percent of the share capital of such Affiliate, or (B) the Rating Agency Condition (solely with respect to Fitch) shall have been satisfied with respect to the monthly remittance of amounts required to be deposited by the Servicer into the Collection Account on the Business Day prior to each Payment Date pursuant to Section 5.02; and
(b)            for so long as S&P is a Rating Agency, either (i) the long-term unsecured debt rating of BMW AG (or, if an Affiliate of BMW AG is not the Servicer, the long-term unsecured debt rating of the entity that is the Servicer) is at least “BBB” by S&P or (ii) the Rating Agency Condition (solely with respect to S&P) shall have been satisfied with respect to the monthly remittance of amounts required to be deposited by the Servicer into the Collection Account on the Business Day prior to each Payment Date pursuant to Section 5.02.
“Commission” means the Securities and Exchange Commission.
“Contract” means a motor vehicle retail installment sale contract.
“Conveyed Assets” has the meaning assigned to such term in Section 2.01.
“Corporate Trust Office” shall have the meaning (i) with respect to the Indenture Trustee, set forth in the Indenture; and (ii) with respect to the Owner Trustee, set forth in the Trust Agreement.
“Custodian” means BMW FS, in its capacity as custodian of the Receivables.
“Cutoff Date” means the close of business on June 30, 2026.
“Dealer” means the dealer who sold a Financed Vehicle and who originated the related Receivable and assigned it to BMW FS or BMW Bank pursuant to a Dealer Agreement.
“Dealer Agreement” means an agreement between a Dealer and BMW Bank pursuant to which such Dealer sells Contracts to BMW Bank, substantially in the form of Exhibit B.
“Dealer Recourse Amount” has the meaning assigned to such term in Section 5.04.
“Delinquency Trigger” means, with respect to a Collection Period, when (1) the ratio, expressed as a percentage, of (x) the aggregate Principal Balance of the Receivables that are sixty (60) or more days delinquent as of the last day of such Collection Period (calculated by reference to active accounts only, which will not include Receivables that have been charged-off by the Servicer or Receivables in respect of which the related Financed Vehicle has been repossessed) over (y) the aggregate Principal Balance of all Receivables as of the last day of such Collection Period, exceeds (2) the Delinquency Trigger Percentage.

“Delinquency Trigger Percentage” equals 7.0%.
“Delivery” when used with respect to Trust Account Property means:
(a)            with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee by physical delivery to the Indenture Trustee endorsed to, or registered in the name of, the Indenture Trustee or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(4) of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Indenture Trustee by the amount of such certificated security and the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the Indenture Trustee (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;
(b)            with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a “depository” pursuant to applicable federal regulations; the making by such securities intermediary of entries in its books and records crediting such Trust Account Property to the Indenture Trustee’s security account at the securities intermediary and identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Indenture Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee, consistent with changes in applicable law or regulations or the interpretation thereof;
(c)            with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian who either (i) becomes the registered owner on behalf of the Indenture Trustee or (ii) having previously become the registered owner, acknowledges that it holds for the Indenture Trustee; and
(d)            with respect to any item of Trust Account Property that is a security entitlement, causing the securities intermediary to indicate on its books and records that such security entitlement has been credited to a securities account of the Indenture Trustee.

“Depositor” means BMW FS Securities LLC and its successors in interest.
“Determination Date” means, with respect to each Payment Date, the second Business Day immediately preceding the related Payment Date.
“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with an Eligible Trust Account Institution.
“Eligible Institution” means:
(a)            a bank or depository institution organized under the laws of the United States or any state thereof or any United States branch or agency of a foreign bank or depository institution that (i) is subject to supervision and examination by federal or state banking authorities, (ii) has (x) a short-term deposit rating or issuer rating of at least “F1” from Fitch (or any other rating, subject to the satisfaction of the Rating Agency Condition with respect thereto) and (y) a short-term unsecured debt rating or issuer rating or certificate of deposit rating of at least “A-1” from S&P (or any other rating, subject to satisfaction of the Rating Agency Condition with respect thereto), (iii) if the institution holds the related account other than as a segregated account and the deposits are to be held in the accounts for more than 30 days, has a long-term unsecured debt rating or issuer rating of at least “A” from Fitch and at least “A” from S&P (or any other rating subject to satisfaction of the Rating Agency Condition with respect thereto) and (iv) if the institution is organized under the laws of the United States, whose deposits are insured by the FDIC, or
(b)            the corporate trust department of any bank or depository institution organized under the laws of the United States or any state thereof or any United States branch or agency of a foreign bank or depository institution that is subject to supervision and examination by federal or state banking authorities that (i) is authorized under those laws to act as a trustee or in any fiduciary capacity and (ii) has a long-term deposit rating or issuer rating of at least “A” from Fitch and a long-term debt or issuer rating of at least “A” from S&P (or any other rating, subject to satisfaction of the Rating Agency Condition with respect thereto).
“Eligible Investments” means, at any time, any one or more of the following instruments, obligations and securities, generally having original or remaining maturities of thirty (30) days or less, but in no event occurring later than the Payment Date next occurring after the Indenture Trustee acquires the investments, which evidence:
(a)            direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;
(b)            demand deposits, time deposits or certificates of deposit of any depository institution, including the Indenture Trustee acting in its commercial capacity or any Affiliate of the Indenture Trustee, or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a short-term deposit or issuer rating of at least “F1” from Fitch and

“A-1” from S&P (or any other rating, subject to the satisfaction of the Rating Agency Condition with respect thereto);
(c)            repurchase obligations held by the Indenture Trustee with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;
(d)            securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof, including the Indenture Trustee acting in its commercial capacity or any Affiliate of the Indenture Trustee, so long as at the time of such investment or contractual commitment providing for such investment either (i) the long-term, unsecured debt of such corporation has a rating of at least (x) “A” from Fitch and (y) “A” from S&P (or any other rating, subject to the satisfaction of the Rating Agency Condition with respect thereto) or (ii) the commercial paper or other short-term debt of such corporation has a rating of at least (x) “F1” from Fitch and (y) “A-1” from S&P (or any other rating, subject to the satisfaction of the Rating Agency Condition with respect thereto);
(e)            investments of proceeds maintained in sweep accounts, short-term asset management accounts and the like utilized for the commingled investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any Affiliate thereof; and
(f)            any other money market, common trust fund or obligation, or interest bearing or other security or investment (including those managed or advised by the Indenture Trustee or any Affiliate thereof) (A) rated in the highest rating category by each Rating Agency or (B) that has a long-term debt rating of at least (i) “A” from Fitch (or any other rating subject to the receipt by the Indenture Trustee of written notification from Fitch that investments of such type at such other minimum rating will not result in Fitch reducing, withdrawing or qualifying its then existing rating of the Notes) and (ii) “A” from S&P (or any other rating subject to the receipt by the Indenture Trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing, withdrawing or qualifying its then existing rating of the Notes).  Such investments in this subsection (f) may include money market mutual funds or common trust funds, including any fund for which U.S. Bank Trust Company, National Association, in its capacity other than as the Indenture Trustee, or an Affiliate thereof serves as an investment advisor, administrator, shareholder, servicing agent, and/or custodian or subcustodian, notwithstanding that (x) U.S. Bank Trust Company, National Association, the Indenture Trustee or any Affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) U.S. Bank Trust Company, National Association, the Indenture Trustee or any Affiliate thereof charges and collects fees and expenses for services rendered pursuant to the Indenture, and (z) services performed by the Indenture Trustee for such funds and pursuant to the Indenture may converge at any time.  U.S. Bank Trust Company, National Association or an Affiliate thereof is hereby authorized to charge and collect from the Indenture Trustee such fees as are collected from all investors in such funds for such services rendered to such funds (but not to exceed investment earnings thereon).

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added to this definition by the Depositor upon the satisfaction of the Rating Agency Condition with respect thereto.
“Eligible Servicer” means BMW FS or any other Person that at the time of its appointment as Servicer (i) is servicing a portfolio of motor vehicle retail installment sale contracts, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts similar to the Receivables with reasonable skill and care and (iv) has a minimum net worth of $50,000,000.
“Eligible Trust Account Institution” means the corporate trust department of a financial institution organized under the laws of the United States of America or any State, having corporate trust powers and holding in trust funds deposited in such account, so long as any of the securities of such depository institution shall have a long-term credit or issuer rating from Fitch of at least “A” and from S&P of at least “BBB”, or such other rating in respect to which the Rating Agency Condition shall have been satisfied.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FDIC” means the Federal Deposit Insurance Corporation, and its successors.
“FDIC Receivable” means any Receivable which is the subject of a damages payment referred to in Section 12.05 of the Indenture, or any Receivable removed from the Trust as a result of the FDIC exercising its repudiation power with respect thereto.
“Financed Vehicle” means a new or used automobile, motorcycle or light truck, together with all accessions thereto, securing an Obligor’s indebtedness under the related Contract.
“First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to (a) the aggregate Outstanding Amount of the Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) or the Closing Date (in the case of the first Payment Date), as the case may be, minus (b) the Adjusted Pool Balance with respect to such Payment Date; provided, however, that the First Priority Principal Distribution Amount shall not exceed the sum of the aggregate Outstanding Amount of the Notes on that Payment Date; and, provided further, that the First Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of any Class of Notes shall not be less than the amount that is necessary to reduce the Outstanding Amount of that Class of Notes and all earlier maturing Classes of Notes to zero.
“Fitch” means Fitch Ratings, Inc. and its successors.
“Force Majeure” means any delay or failure in performance caused by acts beyond the Servicer’s reasonable control, including, but not limited to, acts of God, war, vandalism, sabotage, accidents, fires, floods, strikes, labor disputes, mechanical breakdown, shortages or delays in obtaining suitable parts or equipment, material, labor, or transportation, acts of subcontractors, malware or ransomware attacks, interruption of utility services, acts of any unit of government or governmental agency, or any similar or dissimilar cause.

“Hague Securities Convention” means The Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (Concluded 5 July 2006), which became effective in the United States of America on April 1, 2017.
“Indenture” means the Indenture, dated as of August 19, 2026, between the Issuer and the Indenture Trustee.
“Indenture Trustee” means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.
“Indenture Trustee Fee” means an annual fee equal to $3,000, payable on the Payment Date occurring in September of each year, commencing in September 2027.
“Initial Pool Balance” means an amount equal to the aggregate Principal Balance of the Receivables as of the Cutoff Date.
“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Interest Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.01(b).
“Interest Period” means, with respect to any Payment Date and (a) the Class A-1 Notes and the Class A-2b Notes, the period from and including the most recent Payment Date (or, in the case of the first Payment Date, the Closing Date) to but excluding such Payment Date and (b) the Class A-2a Notes, the Class A-3 Notes, and the Class A-4 Notes, the period from and including the 25th day of the calendar month preceding such Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the 25th day of the calendar month in which such Payment Date occurs.
“Investment Earnings” means, with respect to any Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account and the Reserve Account to be applied on such Payment Date pursuant to Section 5.01(d).
“Issuer” means BMW Vehicle Owner Trust 2026-A.

“JAMS” means JAMS, formerly known as Judicial Arbitration and Mediation Services, Inc., and its successors.
“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.
“Liquidated Receivable” means a Receivable with respect to which the earliest of the following shall have occurred: (i) the related Financed Vehicle has been repossessed and liquidated, (ii) the related Financed Vehicle has been repossessed in excess of ninety (90) days and has not yet been liquidated, (iii) the Servicer has determined in accordance with its credit policies that all amounts that it expects to receive with respect to the Receivable have been received or (iv) the end of the Collection Period in which the Receivable becomes one-hundred fifty (150) days or more delinquent.
“Liquidation Proceeds” means, with respect to any Receivable that becomes a Liquidated Receivable, the moneys collected in respect thereof, from whatever source, during the Collection Period in which such Receivable became a Liquidated Receivable, including liquidation of the related Financed Vehicle, net of the sum of any out-of-pocket expenses of the Servicer reasonably allocated to such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.
“Monthly Remittance Condition” means a condition which will be satisfied if either (a) the Servicer satisfies the Commingling Condition and no Servicer Termination Event has occurred and is continuing or (b) the Rating Agency Condition shall have been satisfied in respect of alternative arrangements for the purpose of permitting the Servicer to remit payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables), all Liquidation Proceeds and any subsequent Recoveries, Purchase Amounts and Dealer Recourse Amounts to the Collection Account on the Business Day prior to each Payment Date pursuant to Sections 5.02 and 5.04.
“Net Investment Losses” means, with respect to the Collection Account and the Reserve Account and any Collection Period, the amount, if any, by which the aggregate of all losses and expenses incurred during such period in connection with the investment of funds in Eligible Investments in accordance with Section 5.01(d) exceeds the aggregate of all interest and other income realized during such period on such funds.
“Nonrecoverable Advance” means any Advance made or proposed to be made pursuant to Section 5.11, which the Servicer believes, in its good faith judgment, is not, or if made would not be, ultimately recoverable from Liquidation Proceeds or otherwise or any Advance so deemed in accordance with Section 5.11. In determining whether an Advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment.
“Note Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.01(b).
“Note Pool Factor” means, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a two-digit decimal figure equal to the Outstanding Amount of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Payment Date) divided by the original Outstanding Amount of such Class of Notes.  Each Note Pool Factor will be 1.00 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the Outstanding Amount of such Class of Notes.
“Noteholders” shall mean the Class A-1 Noteholders, the Class A-2a Noteholders, the Class A-2b Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders.
“Obligor” on a Receivable means the purchaser or co-purchasers of the related Financed Vehicle, and any other Person obligated to make payments thereunder.
“Officer’s Certificate” means a certificate signed by (a) any vice president or the controller and (b) the president, any vice president, the treasurer, any assistant treasurer, the controller, the secretary or any assistant secretary of the Depositor or the Servicer, as appropriate.
“Opinion of Counsel” means one or more written opinions of counsel, who may be an employee of or counsel to the Depositor or the Servicer, which counsel shall be satisfactory to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable, and which shall be addressed to the Owner Trustee and the Indenture Trustee and which shall be at the expense of the person required to provide such an Opinion of Counsel.
“Outstanding” has the meaning assigned to such term in the Indenture.
“Outstanding Amount” means, as of any date of determination, the aggregate principal amount of one Class or of all Classes of Notes, as applicable, Outstanding as of such date of determination.
“Outstanding Amount Advanced” means, as to any Payment Date, the aggregate of all Advances remitted by the Servicer out of its own funds pursuant to Section 5.11, less the aggregate of all related Advance Reimbursement Amounts actually received prior to such Payment Date.
“Owner Trustee” means Wilmington Trust, National Association, acting not in its individual capacity but solely as owner trustee under the Trust Agreement.
“Owner Trustee Fee” means an annual fee equal to $3,000, payable on the Payment Date occurring in September of each year, commencing in September 2027.
“Payment Date” means, with respect to each Collection Period, the 25th day of the following month or, if such day is not a Business Day, the immediately following Business Day, commencing in September 2026.
“Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.
“Pool Balance” means (a) with respect to the Closing Date, the Initial Pool Balance, (b) with respect to any Payment Date, an amount equal to the aggregate Principal Balance of the Receivables (exclusive of all Liquidated Receivables and, if applicable, all FDIC Receivables) at the end of the related Collection Period, after giving effect to all payments of principal received from Obligors and all Purchase Amounts allocable to principal to be remitted by the Servicer or the Sellers, as applicable, for the related Collection Period, and (c) for the purpose of determining the Servicing Fee for any Payment Date (other than the initial Payment Date), the aggregate Principal Balance of the Receivables (exclusive of all Liquidated Receivables and, if applicable, all FDIC Receivables) at the beginning of the related Collection Period.
“Principal Balance” means, with respect to any Receivable and as of any date, the Amount Financed minus an amount equal to, as of the close of business on the last day of the related Collection Period, the sum of: (i) that portion of all amounts received on or prior to such day with respect to such Receivable and allocable to principal using the Simple Interest Method; (ii) any Purchase Amounts with respect to such Receivable allocable to principal (to the extent not included in clause (i) above); and (iii) any prepayments or other payments applied to reduce the unpaid principal balance of such Receivable (to the extent not included in clause (i) above).
“Principal Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.01(b).
“Purchase Amount” means, with respect to any Receivable that became a Purchased Receivable pursuant to clause (a) of the definition thereof, (i) in the case of a Receivable purchased by or on behalf of the Servicer pursuant to Section 4.07, an Administrative Purchase Payment, or (ii) in the case of a Receivable repurchased by or on behalf of a Seller pursuant to Section 6.02 of the related Receivables Purchase Agreement or Section 3.03, a Warranty Purchase Payment, as applicable.
“Purchased Receivable” means (a) any Receivable purchased (i) by or on behalf of the Servicer pursuant to Section 4.07, (ii) by or on behalf of a Seller pursuant to Section 3.03 hereof or the related Receivables Purchase Agreement, or (b) all Receivables that were transferred to the Depositor by BMW Bank pursuant to the BMW Bank Receivables Purchase Agreement if (i) BMW Bank becomes the subject of an insolvency proceeding and the FDIC, as receiver or conservator for BMW Bank, exercises its right of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule and (ii) pays damages to the Trust in an amount not less than the sum of (x) the aggregate outstanding Principal Balance of such Receivables and (y) the product of (1) the amount of interest accrued on the Notes through the date of repudiation and (2) the percentage that the aggregate outstanding Principal Balance of such Receivables bears to the aggregate outstanding Principal Balance of all of the Receivables on the date of repudiation.
“Rating Agency” means S&P and Fitch, as the context may require. If none of S&P, Fitch or a successor thereto remains in existence, “Rating Agency” shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Depositor.
“Rating Agency Condition” means, with respect to each Rating Agency and any event or circumstance or proposed amendment or supplement to a Basic Document, the satisfaction of either of the following conditions, according to the then-current policies of such Rating Agency: (a) receipt of written confirmation from such Rating Agency (which, for the avoidance of doubt and without limitation, may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) that such event or circumstance or proposed amendment or supplement will not result in the qualification, reduction or withdrawal by such Rating Agency of its then-current rating of any Class of Notes; or (b) such Rating Agency shall have been given notice of such event or circumstance or proposed amendment or supplement at least ten (10) days (or such shorter period as is practicable or acceptable to such Rating Agency) prior to the occurrence of such event or circumstance or proposed amendment or supplement and such Rating Agency shall not have confirmed in writing that such event or circumstance or proposed amendment or supplement would result in the qualification, reduction or withdrawal of its then-current rating of any Class of Notes.
“Realized Losses” means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance thereof over the portion of related Liquidation Proceeds and Recoveries allocable to principal.
“Receivable File” means the following documents with respect to each Financed Vehicle:
(i)            in the case of each Receivable evidenced by an authoritative tangible copy, the fully executed original of each Receivable (together with any agreements modifying each such Receivable including any deferment agreement) or, in the case of each Receivable evidenced by an authoritative electronic copy, the “authoritative copy” (as such term is used in Section 9-105 of the UCC) of such Receivable;
(ii)            the original credit application, or an electronic copy thereof;
(iii)            the original certificate of title or such other documents (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer or the related Seller keeps on file in accordance with its customary procedures evidencing the security interest of the related Seller in the related Financed Vehicle; and
(iv)            any and all other documents that the Servicer shall have kept on file in accordance with its customary procedures relating to a Receivable, an Obligor or a Financed Vehicle.
“Receivables” means any Contract listed on Schedule A (which Schedule may be in the form of microfiche).
“Receivables Purchase Agreement” means each of (i) the Receivables Purchase Agreement, dated as of August 19, 2026, between BMW FS, as Seller, and the Depositor and (ii) the Receivables Purchase Agreement, dated as of August 19, 2026, between BMW Bank, as Seller, and the Depositor.
“Record Date” means, as to any Payment Date or the Redemption Date, (i) if the Notes are issued in book-entry form, the close of business on the Business Day immediately preceding such Payment Date or the Redemption Date and (ii) if the Notes are issued in definitive form, the last Business Day of the month preceding such Payment Date or the Redemption Date.
“Recoveries” means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.
“Redemption Price” has the meaning assigned to such term in the Indenture.
“Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to the excess, if any, of: (a) an amount equal to (i) the aggregate Outstanding Amount of the Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) or the Closing Date (in the case of the first Payment Date), as the case may be, minus (ii) the Adjusted Pool Balance with respect to such Payment Date less the Target Overcollateralization Amount with respect to such Payment Date, minus (b) the First Priority Principal Distribution Amount deposited in the Note Distribution Account with respect to such Payment Date; provided, however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate Outstanding Amount of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on the current Payment Date in respect of the First Priority Principal Distribution Amount, if any); and, provided further, that the Regular Principal Distribution Amount on and after the Final Scheduled Payment Date of any Class of Notes shall not be less than the amount that is necessary to reduce the Outstanding Amount of that Class of Notes and all earlier maturing Classes of Notes to zero.
“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (Sept. 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
“Requesting Noteholders” shall have the meaning ascribed thereto in Section 13.01 of the Indenture.
“Requesting Party” shall have the meaning ascribed thereto in Section 11.02.
“Required Rate” means 7.85%.
“Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.01(c).
“Reserve Account Initial Deposit” means $4,487,281.71.
“Reserve Account Withdrawal Amount” means, with respect to each Payment Date, the lesser of (i) the excess of (a) the amounts due under Section 5.06(b)(i) through (iv) over (b) Available Amounts for such Payment Date and (ii) the amount on deposit in the Reserve Account on such Payment Date.
“Responsible Officer” means the president, any vice president, the treasurer, any assistant treasurer, the controller, the secretary or any assistant secretary of the Servicer.

“Review Report” has the meaning set forth in the Asset Representations Review Agreement.
“S&P” means S&P Global Ratings, and its successors.
“Sarbanes Certification” has the meaning set forth in Section 4.11(a)(iv).
“Scheduled Payment” means, with respect to each Receivable, the scheduled monthly payment amount set forth in the related Contract and required to be paid by the Obligor during each Collection Period.
“Securities” means the Notes and the Certificates.
“Securities Intermediary” means U.S. Bank National Association.
“Securityholders” means the Noteholders or the Certificateholders, as the context may require.
“Seller” means each of (i) BMW FS and (ii) BMW Bank, each in its capacity as Seller under the applicable Receivables Purchase Agreement and their respective successors in interest.
“Servicer” means BMW FS, as the servicer of the Receivables, and each successor to BMW FS (in the same capacity) pursuant to Section 7.03 or Section 8.03.
“Servicer Termination Event” has the meaning assigned to such term in Section 8.01.
“Servicer’s Certificate” means an Officer’s Certificate of the Servicer delivered pursuant to Section 4.09, substantially in the form of Exhibit A.
“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, and as described in Exhibit D hereto.
“Servicing Fee” means, for each Payment Date, an amount equal to the product of 1/12 and 1.00% of the Pool Balance as of the first day of the related Collection Period;  provided that, in the case of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) the product of 1/12 and 1.00% of the Initial Pool Balance and (b) the product of 1/12 and 1.00% of the aggregate Principal Balance of the Receivables (exclusive of all Liquidated Receivables and, if applicable, all FDIC Receivables) at the close of business on July 31, 2026.
“Servicing Fee Rate” means 1.00% per annum.
“Simple Interest Method” means the method of allocating the monthly payments received with respect to a Receivable to interest in an amount equal to the product of (i) the applicable stated annual percentage rate, (ii) the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment was made under such Receivable and (iii) the outstanding principal amount of such Receivable, and allocating the remainder of each such monthly payment to principal.

“SOFR Adjustment Conforming Changes” has the meaning assigned to such term in the Indenture.
“Specified Reserve Account Balance” means, with respect to any Payment Date, an amount equal to the lesser of (a) the aggregate Outstanding Amount of the Notes on such Payment Date (after giving effect to all payments of principal to the Noteholders on such Payment Date) and (b) the Reserve Account Initial Deposit.
“Subcontractor” means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the asset-backed securities market) of the Receivables but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Receivables under the direction or authority of the Servicer or a Subservicer.
“Subservicer” means any Person that services Receivables on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.
“Supplemental Servicing Fee” has the meaning assigned to such term in Section 4.08.
“Target Overcollateralization Amount” means, with respect to each Payment Date, the product of (i) 2.50% and (ii) the Adjusted Pool Balance as of the Closing Date.
“Trust” means the Issuer.
“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise) and all proceeds of the foregoing.
“Trust Accounts” means the Collection Account, the Note Distribution Account and the Reserve Account.
“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of August 19, 2026, between the Depositor and the Owner Trustee.
“Trust Officer” means, with respect to the Indenture Trustee or Owner Trustee, as applicable, any officer within the Corporate Trust Office or successor group of the Indenture Trustee or the Owner Trustee, respectively, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee or the Owner Trustee, respectively, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Basic Documents.

“Trustee and Reviewer Fees” means, with respect to any Payment Date, the sum of any Indenture Trustee Fee, Owner Trustee Fee and Asset Representations Reviewer Fee then due and owing, or remaining unpaid as of such Payment Date.
“UCC” means the Uniform Commercial Code, as in effect in the relevant jurisdiction.
“Warranty Purchase Payment” means, with respect to any Receivable required to be repurchased by or on behalf of a Seller pursuant to the related Receivables Purchase Agreement, an amount equal to the Receivable’s unpaid Principal Balance, plus interest thereon at a rate equal to the stated Annual Percentage Rate for the Receivable to the last day of the Collection Period preceding the date of such repurchase.
“Yield Supplement Overcollateralization Amount” means, (a) with respect to the Closing Date, the aggregate amount by which (1) the Principal Balance, as of the Cutoff Date, of each Receivable (other than any Liquidated Receivables and, if applicable, any FDIC Receivables) with an APR of less than the Required Rate exceeds (2) the present value (calculated using a discount rate equal to the Required Rate) of the sum of the Scheduled Payments due on each such Receivable, assuming that (x) all such Scheduled Payments are made on the last day of each month and (y) each month has 30 days, or  (b) with respect to each Payment Date, the aggregate amount by which (i) the Principal Balance, as of the last day of the related Collection Period, of each Receivable (other than any Liquidated Receivables and, if applicable, any FDIC Receivables) with an APR of less than the Required Rate exceeds (ii) the present value (calculated using a discount rate equal to the Required Rate) of the sum of the Scheduled Payments due on each such Receivable, assuming that (x) all such Scheduled Payments are made on the last day of each month and (y) each month has 30 days.
SECTION 1.02.     Other Definitional Provisions.
(a)            Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or, if not defined therein, in the Trust Agreement.
(b)            All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
(c)            As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.
(d)            The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this

Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.
(e)            The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
(f)            Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.
ARTICLE II.
CONVEYANCE OF RECEIVABLES
SECTION 2.01.     Conveyance of Receivables.
In consideration of the Issuer’s delivery to or upon the order of the Depositor of the Notes and the Certificates, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations of the Depositor set forth herein), all right, title and interest of the Depositor in and to the following assets and property, whether now owned or existing or hereafter acquired or arising:
(i)            the Receivables and all moneys received thereon after the close of business on the Cutoff Date;
(ii)            the security interests in the Financed Vehicles and any accessions thereto granted by Obligors pursuant to the Receivables and any other interest of the Depositor in such Financed Vehicles;
(iii)            any Liquidation Proceeds and Recoveries and any other proceeds with respect to the Receivables from claims on any theft, physical damage, credit life or disability insurance policies covering the Financed Vehicles or the related Obligors, including any vendor’s single interest or other collateral protection insurance policy;
(iv)            any property that shall have secured a Receivable and shall have been acquired by or on behalf of the Depositor, a Seller, the Servicer or the Trust;
(v)            all documents and other items contained in the Receivable Files;
(vi)            all of the Depositor’s rights (but not its obligations) under the Receivables Purchase Agreements;

(vii)            the Trust Accounts and all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and in all investments therein and proceeds thereof (including all Investment Earnings thereon);
(viii)            all proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement; and
(ix)            the proceeds of any and all of the foregoing (collectively, with the assets listed in clauses (i) through (viii) above, the “Conveyed Assets”).
It is the intention of the Depositor that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and other related property from the Depositor to the Trust and the beneficial interest in and title to the Receivables and the related property shall not be part of the Depositor’s estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. In the event that, notwithstanding the intent of the Depositor, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a security agreement under applicable law, and the Depositor hereby grants to the Issuer a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Conveyed Assets, whether now owned or existing or hereafter acquired or arising, and under all accounts, money, chattel paper, securities, instruments, documents, deposit accounts, certificates of deposit, letters of credit, advices of credit, banker’s acceptances, uncertificated securities, general intangibles, contract rights, goods and other property consisting of, arising from or relating to such Conveyed Assets, as security for the Depositor’s obligations hereunder.
ARTICLE III.
THE RECEIVABLES
SECTION 3.01.     Survival of Representations and Warranties.  Pursuant to Section 2.01 of this Agreement, the Depositor has sold, assigned, transferred and conveyed to the Issuer, as part of the assets of the Issuer, its rights under each Receivables Purchase Agreement, including the representations and warranties of the applicable Seller therein, upon which representations and warranties the Issuer relies in accepting the Receivables and delivering the Securities, together with all rights of the Depositor with respect to any breach thereof, including the right to require the applicable Seller to repurchase Receivables in accordance with the related Receivables Purchase Agreement.  It is understood and agreed that the representations and warranties referred to in this Section shall survive the sale and delivery of the Receivables to the Issuer (or the Custodian on its behalf) and the pledge of the Receivables to the Indenture Trustee.
SECTION 3.02.     Representations and Warranties of the Depositor.  The Depositor hereby makes the perfection representations, warranties and covenants set forth on Schedule C hereto to the Issuer, and the Issuer shall be deemed to have relied on such representations, warranties and covenants in acquiring the Receivables and delivering the Securities. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the

Receivables by the Depositor to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.
SECTION 3.03.     Repurchase Upon Breach.  Each of the Depositor, the Issuer, the Indenture Trustee and the Servicer shall inform the other parties to this Agreement and the applicable Sellers promptly, in writing, upon the discovery by it of any breach (or, in the case of the Indenture Trustee, a Responsible Officer having obtained actual knowledge or having received written notice thereof) of a Seller’s representations and warranties made pursuant to Sections 3.02(b) of a Receivables Purchase Agreement, without regard to any limitation set forth in such representation or warranty concerning the knowledge of such Seller as to the facts stated therein; provided, however, the Indenture Trustee shall have no obligation at any time to perform any actions to determine if any breaches exist.  Unless any such breach shall have been cured by the last day of the second Collection Period following the Collection Period in which the applicable Seller discovers or receives notice of such breach (or, at such Seller’s election, the last day of the first Collection Period following the Collection Period in which it discovers or receives notice of such breach), the Issuer (in accordance with Section 6.02 of the related Receivables Purchase Agreement) shall enforce the obligations of such Seller under the related Receivables Purchase Agreement to purchase any Receivable for which such breach materially and adversely affects the interests of the Issuer or the Noteholders in such Receivable, in accordance with the terms of Section 6.02 of the related Receivables Purchase Agreement.  Other than the ability to refer a dispute in respect of an unresolved repurchase request to dispute resolution, as set forth in Section 11.02, and the indemnification available to the Issuer from BMW FS or BMW Bank, as applicable, in respect of any failure of a Receivable to have been originated in compliance with all applicable requirements of law, the sole remedy of the Issuer, the Indenture Trustee, the Noteholders, the Verified Note Owners and the Certificateholders with respect to the unpaid balance plus accrued interest on any Receivable as to which a breach of a representation or warranty by a Seller has occurred pursuant to Sections 3.02(b) of the related Receivables Purchase Agreement shall be to require such Seller to repurchase any such Receivable pursuant to the related Receivables Purchase Agreement.
SECTION 3.04.     Custody of Receivable Files.  To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the Receivable Files (whether held in tangible paper form or electronic form), which are hereby constructively delivered by the Issuer to the Indenture Trustee.  The Servicer may appoint one or more agents to act as subcustodians of certain items contained in a Receivable File so long as the Servicer remains primarily responsible for their safekeeping and for its duties and obligations as custodian hereunder.
SECTION 3.05.     Duties of Servicer as Custodian.
(a)            Safekeeping. The Servicer shall hold the Receivable Files as custodian for the benefit of the Issuer and the Indenture Trustee, and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive and motorcycle receivables that the

Servicer services for itself or others and the Servicer acknowledges that for purposes of Section 9-313(c) of the UCC that it is retaining possession of and acting as custodian for the Receivable Files for the benefit of the Indenture Trustee. The Servicer shall conduct, or cause to be conducted, periodic reviews of the Receivable Files held by it under this Agreement in a manner consistent with its reviews of other receivables serviced for its own account and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any material failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such material failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Receivables or the Receivable Files.
(b)            Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to this Agreement or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice not later than thirty (30) days after any change in location (except that, in the case of any Receivable evidenced by an authoritative copy of the related electronic contract, the “authoritative copy” (as such term is used in Section 9-105 of the UCC) of such Receivable shall be maintained by the Servicer in a computer system such that the Servicer maintains “control” (as such term is used in Section 9-105 of the UCC) over such “authoritative copy”). The Servicer shall maintain possession of any written amendment to any Receivable evidenced by an authoritative tangible copy or an authoritative electronic copy.  The Servicer shall make available to the Issuer and the Indenture Trustee or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer shall reasonably instruct, which does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations.
(c)            Release of Documents. Upon written instructions from the Indenture Trustee, the Servicer shall release any document in the Receivable Files to the Indenture Trustee or its agent or designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.  The Servicer shall not be responsible for any loss occasioned by the failure of the Indenture Trustee to return any document or any delay in doing so.
(d)            Agency Relationship.  The Servicer hereby acknowledges that, pursuant to the terms of the Loan Services and Administration Agreement, dated as of January 1, 2004, between the Servicer and BMW Bank, any Receivables originated by BMW Bank and owned by BMW Bank that are in the possession of, or are otherwise held on the Servicer’s system in the name of BMW Financial Services NA, LLC, are possessed or held in such a manner by the Servicer as agent for BMW Bank.
SECTION 3.06.     Instructions; Authority to Act.  The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee or, if the Notes have been paid in full, by the Issuer.

SECTION 3.07.     Custodian’s Indemnification.  The Servicer, as custodian, shall indemnify the Issuer, the Owner Trustee and the Indenture Trustee and each of their officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Issuer, the Owner Trustee or the Indenture Trustee or any of their officers, directors, employees or agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files, including but not limited to any legal fees or expenses incurred by the Indenture Trustee in connection with the enforcement of the custodian’s indemnification or other obligations hereunder; provided, however, that the Servicer shall not be liable to the Owner Trustee, the Indenture Trustee or any such officer, director, employee or agent of the Owner Trustee or the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence (or gross negligence in the case of the Owner Trustee) of the Owner Trustee or the Indenture Trustee, as the case may be, or any such officer, director, employee or agent of the Owner Trustee or the Indenture Trustee, as the case may be.
Indemnification under this Section shall survive the resignation or removal of the Servicer or the termination of this Agreement with respect to acts or omissions of such Servicer preceding such resignation or removal and shall include reasonable fees and expenses of counsel and expenses of litigation, each of which is duly documented. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.
SECTION 3.08.     Effective Period and Termination.  The Servicer’s appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect unless and until terminated pursuant to this Section. If BMW FS, or any successor Servicer, shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of BMW FS as Servicer or any successor Servicer shall have been terminated under Section 8.02, the appointment of such Servicer as custodian may be terminated by the Issuer or by the Holders of Notes evidencing not less than 50% of the Outstanding Amount of the Notes (or, if no Notes are then Outstanding, the Certificateholders representing not less than 50% of the aggregate Certificate Percentage Interest) in the same manner as the Indenture Trustee or such Securityholders may terminate the rights and obligations of the Servicer under Section 8.02. As soon as practicable after any termination of such appointment (but in no event more than ten (10) Business Days after any such termination of appointment), the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee’s designee at such place or places as the Indenture Trustee may reasonably designate; provided, however, that with respect to “authoritative copies” of the Receivables evidenced by an electronic contract, (a) if the Servicer’s appointment as custodian has been terminated in connection with the resignation or termination of the Servicer as servicer, the custodian shall transfer such “authoritative copies” to the successor Servicer or (b) otherwise, unless otherwise instructed by the Indenture Trustee, such “authoritative copies” shall be transferred to the Indenture Trustee or the Indenture Trustee’s designee.  In each case, if necessary, an authorized representative of BMW FS shall use commercially reasonable efforts to convert an electronic authoritative copy into tangible form by permanently removing such electronic authoritative copy from BMW FS’ electronic vaulting system and causing a contract in tangible form to be printed as the tangible authoritative copy that constitutes chattel paper for purposes of the UCC, and shall deliver such tangible authoritative copy to the successor Servicer or to the Indenture Trustee or the Indenture Trustee’s designee at the place or places as the Indenture Trustee may reasonably designate. Notwithstanding the termination of BMW FS as custodian, the Indenture Trustee and the Issuer agree that, upon any such termination and for so long as BMW FS remains the Servicer hereunder, the Indenture Trustee or the Issuer, as the case may be, shall provide, or cause its agent to provide, access to the Receivable Files to the Servicer for the purpose of enabling the Servicer to perform its obligations under this Agreement with respect to the servicing of the Receivables.
ARTICLE IV.
ADMINISTRATION AND SERVICING OF RECEIVABLES
SECTION 4.01.     Duties of Servicer.  The Servicer, for the benefit of the Issuer and the Indenture Trustee, shall manage, service, administer and make collections on the Receivables and perform the other actions required by the Servicer under this Agreement. The Servicer shall service the Receivables in accordance with its customary and usual procedures. The Servicer’s duties shall include the collection and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the Collateral, accounting for collections, furnishing monthly and annual statements to the Owner Trustee, the Indenture Trustee and the Paying Agents with respect to distributions and performing the other duties specified herein. The Servicer also shall administer and enforce all rights of the holder of the Receivables under the Receivables and the Dealer Agreements. The Servicer shall, or shall cause the Administrator to, prepare, execute and deliver all certificates or other documents required to be delivered by the Trust pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with the managing, servicing, administration and collection of the Receivables that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that, notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount due under any Receivable, reduce the related APR or waive the right to collect the unpaid balance of any Receivable from an Obligor. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, the Indenture Trustee, the Owner Trustee, the Certificateholders or the Noteholders, a legal proceeding to enforce a Receivable pursuant to Section 4.03 or to commence or participate in any other legal proceeding (including a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle or self help as permitted by applicable law. If the Servicer commences or participates in any such legal proceeding in its own name, the Indenture Trustee or the Issuer shall thereupon be deemed to have automatically assigned the applicable Receivable to the Servicer solely for purposes of commencing or participating in such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Indenture Trustee or the Issuer to execute and deliver in the Indenture Trustee’s or the Issuer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer’s expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders. The Owner Trustee and the Indenture Trustee shall upon the written request of the Servicer furnish the Servicer with any revocable powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.
SECTION 4.02.     Collection of Receivable Payments; Modifications of Receivables.
(a)            Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make all reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself or others and otherwise act with respect to the Receivables in such a manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.
(b)            The Servicer may grant payment deferments only to the extent permissible in its “Collection and Servicing Guidelines” as in effect from time to time; provided, that no such deferment shall extend the final payment date on any Receivable beyond the last day of the Collection Period immediately preceding the Class A-4 Final Scheduled Payment Date.
(c)            Upon any deferment not in accordance with this Section, the Servicer shall be required to purchase the related Receivable in accordance with Section 4.07.
SECTION 4.03.     Realization upon Receivables.  Consistent with its customary procedures, the Servicer shall use its best efforts to repossess or otherwise convert the ownership of and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer shall have determined that eventual payment in full is unlikely and with respect to which the Servicer determines that such repossession or other action is in the best interest of the Trust.
SECTION 4.04.     Physical Damage Insurance.  The Servicer shall, in accordance with its customary servicing procedures, require each Obligor to obtain and maintain physical loss damage insurance covering the related Financed Vehicle as of the execution of the related Receivable.
SECTION 4.05.     Maintenance of Security Interests in Financed Vehicles.
(a)            The Servicer shall, in accordance with its customary servicing procedures, take such steps as are reasonably necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest in the event of the relocation of a Financed Vehicle, or for any other reason. In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle’s certificate of title, or without fulfilling any additional administrative requirements under the laws of the State in which such Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Issuer, the Servicer hereby agrees that the designation of BMW FS as the secured party on the certificate of title is in its capacity as agent of the Issuer.
(b)            The Depositor, the Issuer, the Indenture Trustee and the Servicer hereby agree that, upon the occurrence of a Servicer Termination Event, the Indenture Trustee may take or cause to be taken such actions as may, in the opinion of counsel to the Indenture Trustee, be necessary to perfect or re-perfect the security interests in the Financed Vehicles in the name of the Issuer, including by amending the title documents of the Financed Vehicles. The Servicer hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor.
SECTION 4.06.     Covenants of Servicer.  By its execution and delivery of this Agreement, the Servicer hereby covenants as follows (upon which covenants the Issuer and the Indenture Trustee rely in accepting the Receivables and delivering the applicable Securities):
(a)            Liens in Force. No Financed Vehicle securing a Receivable shall be released in whole or in part from the security interest granted by such Receivable, except upon payment in full of such Receivable or as otherwise contemplated herein.
(b)            No Impairment. The Servicer shall do nothing to impair the rights of the Issuer in the property of the Issuer.
(c)            No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.02.
(d)            Restrictions on Liens. The Servicer shall not (A) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to or permit in the future (upon the occurrence of a contingency or otherwise) the creation, incurrence or existence of any Lien on or restriction on transferability of any Conveyed Asset except for the Lien of the Indenture and the restrictions on transferability imposed by this Agreement or (B) other than as contemplated herein, sign or file any UCC financing statements in any jurisdiction that names BMW FS, the Depositor or the Issuer as a debtor, and any Person other than the Depositor, the Issuer or the Indenture Trustee as a secured party or sign any security agreement authorizing any secured party thereunder to file any such financing statement, in each case with respect to the Conveyed Assets or the related property.
SECTION 4.07.     Purchase of Receivables Upon Breach.  Upon discovery by any of the Servicer, the Depositor, the Issuer or, if a Responsible Officer of the Indenture Trustee obtains actual knowledge or receives written notice thereof, the Indenture Trustee, of a breach of any of the covenants set forth in Sections 4.02(b), 4.05(a) or 4.06, the party discovering, obtaining actual knowledge or receiving written notice, as applicable, of such breach shall give prompt written notice to the other parties to this Agreement; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section 4.07.  On or before the last day of the second Collection Period following the Collection Period in which it discovers or receives notice of a breach of any covenant set forth in Sections 4.02(b), 4.05(a) or 4.06 that materially and adversely affects the interests of the Issuer or the Noteholders in any Receivable (or, at the Servicer’s election, the last day of the first Collection Period following the Collection Period in which it discovers or receives notice of such breach), the Servicer shall, unless such breach shall have been cured in all material respects by such date, purchase from the Issuer the Receivable affected by such breach. In consideration of the purchase of any such Receivable, the Servicer shall remit the related Purchase Amount into the Collection Account, with written notice to the Indenture Trustee of such deposit, in the manner specified in Section 5.04. Upon such purchase, the Servicer shall be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of the Receivables so purchased. Subject to Section 7.02, it is understood and agreed that the obligation of the Servicer to purchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Issuer, the Indenture Trustee, the Owner Trustee, the Certificateholders or the Noteholders.
SECTION 4.08.     Servicing Fee.  The Servicing Fee shall be payable to the Servicer on each Payment Date prior to the payment of interest on any Class of Notes. However, if the Rating Agency Condition is satisfied with respect to each Rating Agency, the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid at the beginning of that Collection Period out of the collections of interest on the Receivables.  The Servicing Fee is based on the Servicing Fee Rate and shall be calculated on the basis of a 360-day year comprised of twelve 30-day months; provided, however, that the Servicing Fee on the first Payment Date shall be prorated to compensate for the length of the first Collection Period, if applicable. The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges, deferment fees and other administrative fees or similar charges collected on the Receivables (the “Supplemental Servicing Fee”). The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer and expenses incurred in connection with distributions and reports made by the Servicer to the Owner Trustee and the Indenture Trustee).
SECTION 4.09.     Servicer’s Certificate.  Not later than 10:00 a.m. (New York City time) on each Determination Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Paying Agents and the Depositor, with a copy to each Rating Agency, a Servicer’s Certificate containing all information necessary to make the distributions to be made on the related Payment Date pursuant to Section 5.06 of this Agreement or Section 5.04(b) of the Indenture, as applicable, for the related Collection Period and any other information the Indenture Trustee may reasonably request. Such Servicer’s Certificate shall be certified by a Responsible Officer of the Servicer that the information provided is complete and no defaults have occurred. Receivables to be purchased by the Servicer or to be repurchased by a Seller and each Receivable that became a Liquidated Receivable may be identified by the Servicer by account number with respect to such Receivable (as specified in the Schedule of Receivables). The Servicer’s Certificate related to the first Collection Period will also include the disclosure required by Rule 4(c)(1)(ii) of Regulation RR.  With respect to each Collection Period, the Servicer will prepare and file, or cause to be filed, a Form ABS-EE (including an asset data file and asset-related document containing the asset-level information for each Receivable and Financed Vehicle for such Collection Period) on or before the date on which the Form 10-D with respect to such Collection Period is required to be filed with the Commission.
SECTION 4.10.     Annual Statement as to Compliance; Notice of Servicer Termination Event.
(a)            The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, within ninety (90) days after the end of the Servicer’s fiscal year (commencing with the fiscal year 2026), an Officer’s Certificate signed by a Responsible Officer of the Servicer, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period in the case of the first such Officer’s Certificate) and of the performance of its obligations under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.
(b)            The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer’s Certificate of any event that is a Servicer Termination Event under Section 8.01.
SECTION 4.11.     Assessment of Compliance and Annual Accountants’ Attestation.
(a)            Within ninety (90) days after the end of the Servicer’s fiscal year (commencing with the fiscal year 2026), the Servicer shall:

(i)            deliver to the Issuer and the Administrator (and, if not otherwise publicly available, to the Indenture Trustee, upon request thereby) a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year (or in the case of the first report, from the Closing Date, which may be shorter than twelve months), as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Issuer and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit C hereto delivered to the Issuer and the Administrator concurrently with the execution of this Agreement;

(ii)            deliver to the Issuer and the Administrator (and, if not otherwise publicly available, to the Indenture Trustee, upon request thereby) a report of a registered public accounting firm reasonably acceptable to the Issuer and the Administrator that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)            cause each Subservicer and each Subcontractor determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Issuer and the Administrator an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section; and

(iv)            if requested by the Administrator, acting on behalf of the Issuer, deliver to the Issuer and the Administrator and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a securitization transaction, a certification in the form attached hereto as Exhibit C and, if requested, cause any Subservicer or Subcontractor described in clause (iii) above to do the same.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  The Administrator, acting on behalf of the Issuer, will not request delivery of a certification under clause (a)(iv) above unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Issuer.

(b)            Each assessment of compliance provided by a Subservicer pursuant to Section 4.11(a)(iii) shall address each of the Servicing Criteria specified on a certification to be delivered to the Servicer, Issuer and the Administrator on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to Section 4.11(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer and the Issuer on the date of such appointment.

SECTION 4.12.     Access to Certain Documentation and Information Regarding Receivables.  The Servicer shall provide to representatives of the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders reasonable access to the documentation regarding the Receivables and the related Trust property. Access shall be afforded without charge, but only upon reasonable request, which does not unreasonably interfere with the Servicer’s normal business operations or employee or customer relations, and during the normal business hours at the offices of the Servicer upon prior written notice to the Servicer of at least five (5) Business Days. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.
SECTION 4.13.     Term of Servicer.  The Servicer hereby covenants and agrees to act as Servicer under, and for the term of, this Agreement.
SECTION 4.14.     Access to Information Regarding Trust and Basic Documents.  The Servicer shall furnish to the Owner Trustee from time to time such information regarding the Issuer or the Basic Documents as the Owner Trustee shall reasonably request. The

Indenture Trustee shall furnish to the Owner Trustee, upon request, annually a copy of the Note Register. The Servicer shall furnish to the Owner Trustee copies of all documents and reports required to be provided by the Servicer pursuant to this Article IV.
ARTICLE V.
DISTRIBUTIONS; STATEMENTS TO SECURITYHOLDERS
SECTION 5.01.     Establishment of Accounts.
(a)            The Servicer, for the benefit of the Noteholders and the Certificateholders, shall cause the Securities Intermediary to establish, and on and after the Closing Date the Securities Intermediary shall maintain, in the name of the Indenture Trustee an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.  If at any time the institution maintaining the Collection Account ceases to be an Eligible Institution or an Eligible Trust Account Institution, the Securities Intermediary and the Indenture Trustee will, or will cooperate with the Servicer to, as applicable, cause the Collection Account to be moved to an Eligible Institution or Eligible Trust Account Institution within forty-five (45) days (or such longer period in respect of which the Rating Agency Condition shall have been satisfied).
(b)            The Issuer, for the benefit of the Noteholders, shall cause the Securities Intermediary to establish, and on and after the Closing Date the Securities Intermediary shall maintain, in the name of the Indenture Trustee an Eligible Deposit Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Issuer shall also cause to be established two administrative subaccounts within the Note Distribution Account at the Eligible Institution or Eligible Trust Account Institution, as applicable, then maintaining the Note Distribution Account, which subaccounts shall be designated the “Interest Distribution Account” and the “Principal Distribution Account”, respectively. The Interest Distribution Account and the Principal Distribution Account are established and maintained solely for administrative purposes.  If at any time the institution maintaining the Note Distribution Account or the related subaccounts ceases to be an Eligible Institution or an Eligible Trust Account Institution, the Securities Intermediary and the Indenture Trustee will, or will cooperate with the Servicer (on behalf of the Issuer) to, as applicable, cause the Note Distribution Account and the related subaccounts to be moved to an Eligible Institution or Eligible Trust Account Institution within forty-five (45) days (or such longer period in respect of which the Rating Agency Condition shall have been satisfied).
(c)            The Issuer, for the benefit of the Noteholders, shall cause the Securities Intermediary to establish, and on and after the Closing Date the Securities Intermediary shall maintain, in the name of the Indenture Trustee an Eligible Deposit Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.  If at any time the institution maintaining the Reserve Account ceases to be an Eligible Institution or an Eligible Trust Account Institution, the Securities Intermediary and the Indenture Trustee will, or will cooperate with the Servicer (on behalf of the Issuer) to, as applicable, cause the Reserve Account to be moved to an Eligible

Institution or Eligible Trust Account Institution within forty-five (45) days (or such longer period in respect of which the Rating Agency Condition shall have been satisfied).
(d)            Funds on deposit in the Collection Account and the Reserve Account shall be invested by the Indenture Trustee in Eligible Investments selected in writing by the Servicer; provided, however, that if (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Reserve Account or the Collection Account to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Administrator and the Indenture Trustee), on any Business Day or (ii) a Default or Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 of the Indenture or (iii) if the Notes shall have been declared due and payable following an Event of Default and amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 of the Indenture as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in investments that are Eligible Investments in accordance with the standing instructions most recently given in writing by the Servicer. Funds on deposit in the Note Distribution Account shall remain uninvested. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders or the Certificateholders, as applicable; provided, for each Collection Period such amount shall be calculated on the Determination Date. On each Payment Date all interest and other investment income (net of Net Investment Losses) on funds on deposit in the (i) Collection Account for the related Collection Period will be released to the Depositor; and (ii) Reserve Account for the related Collection Period will be released to the Depositor, upon the direction of the Servicer, to the extent that funds on deposit in the Reserve Account on such Payment Date, after giving effect to all withdrawals therefrom on such Payment Date, exceed the Specified Reserve Account Balance. Other than as permitted in writing by the Rating Agencies with respect to the Reserve Account, funds on deposit in the Collection Account and the Reserve Account shall be invested in Eligible Investments that will mature not later than the Business Day immediately preceding the next Payment Date. Funds deposited in the Collection Account and the Reserve Account on a day that immediately precedes a Payment Date upon the maturity of any Eligible Investments are not required to be invested overnight.
(e)            In the event that there are Net Investment Losses in Eligible Investments chosen by the Servicer, the Servicer shall deposit into the Collection Account, no later than one (1) Business Day prior to the Payment Date, the amount of the Net Investment Losses. The Indenture Trustee shall not be held liable in any way for any Net Investment Losses, except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as Indenture Trustee, in accordance with their terms.
(f)            (i)            The Trust shall possess all right, title and interest in all funds and investment property on deposit from time to time in or credited to the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investment property, proceeds and income shall be part of the Trust Estate, except as otherwise set forth herein. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as applicable.  If, at any time, any Trust Account ceases to be an Eligible Deposit Account, the Securities Intermediary (or the Servicer on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed forty-five (45) calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash or any investments from the account that is no longer an Eligible Deposit Account to the new Trust Account.
(ii)            With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:
(A)            any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts, subject to the last sentence of Section 5.01(f)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;
(B)            any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition herein of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee;
(C)            any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition herein of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph;
(D)            any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition herein of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its nominee’s) ownership of such security; and
(E)            any Trust Account Property that is a security entitlement shall be delivered in accordance with paragraph (d) of the definition herein of “Delivery” and shall be held pending maturity or disposition by the Indenture Trustee or a securities intermediary acting solely for the Indenture Trustee.
(iii)            The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts and the Certificate Distribution Account for the purpose of withdrawing any amounts deposited in error into such accounts.
(g)            The Servicer, the Trust, the Indenture Trustee and the Securities Intermediary agree as follows:

(i)            each of the Collection Account and the Reserve Account is, and will be maintained as, a “securities account” (as defined in Section 8-501 of the UCC);
(ii)            the Securities Intermediary is acting, and will act as a “securities intermediary” (as defined in the UCC) with respect to the Collection Account and the Reserve Account;
(iii)            this Agreement (together with the Indenture) is the only agreement entered into among the parties with respect to the Collection Account and the Reserve Account and the parties will not enter into any other agreement related to the Collection Account or the Reserve Account; and
(iv)            at the time of this Agreement, and continuously thereafter, the Securities Intermediary shall have a place of business in the United States at which any of the activities of the Securities Intermediary are carried on and which (i) alone or together with other offices of the Securities Intermediary or with other persons acting for the Securities Intermediary in the United States or another nation (A) effects or monitors entries to securities accounts, (B) administers payments or corporate actions relating to securities held with the Securities Intermediary or such other persons, or (C) is otherwise engaged in a business or other regular activity of maintaining securities accounts; or (ii)  is identified by an account number, bank code, or other specific means of identification as maintaining securities accounts in the United States.
(h)            The Securities Intermediary shall be entitled to all of same rights, protections and indemnities as the Indenture Trustee has under the Indenture.
SECTION 5.02.     Collections.  The Servicer shall remit to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables), all Liquidation Proceeds and any subsequent Recoveries within two (2) Business Days of receipt thereof.  Notwithstanding the immediately preceding sentence, for so long as the Monthly Remittance Condition is satisfied, the Servicer shall remit to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables), all Liquidation Proceeds and any subsequent Recoveries received by the Servicer during a Collection Period on the Business Day prior to the related Payment Date; provided that the Servicer will remit all such amounts described in the preceding sentence within two (2) Business Days of receipt to an account established and maintained by BMW Capital.  Notwithstanding anything herein to the contrary, so long as BMW FS is the Servicer, BMW FS may withhold from the deposit into the Collection Account any amounts indicated on the related Servicer’s Certificate as being due and payable to the Servicer and pay such amounts directly to the Servicer.  For purposes of this Article V, the phrase “payments by or on behalf of the Obligors” shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Sellers.
SECTION 5.03.     Application of Collections.  On each Payment Date, all payments received from or on behalf of an Obligor in respect of a Receivable (including each Purchased Receivable) during the related Collection Period shall be applied by the Servicer first to unreimbursed Advances (up to the amount of interest received, as provided in the definition of

Available Interest), second to interest accrued to date, third to principal until the Principal Balance is brought current, fourth to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal of the Receivable.
SECTION 5.04.     Purchase Amounts; Dealer Recourse.  The Servicer shall deposit or cause to be deposited in the Collection Account, on or prior to each Determination Date, the aggregate Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 4.07.  The Servicer shall deposit or cause to be deposited in the Collection Account on or prior to each Determination Date, all proceeds received by it from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement (the “Dealer Recourse Amount”) in satisfaction of any Purchase Amount in respect of such Receivable that is due and which remains unpaid by the related Seller.  Notwithstanding the foregoing, for so long as the Monthly Remittance Condition is satisfied, the Servicer shall deposit or cause to be deposited in the Collection Account any such Purchase Amount or Dealer Recourse Amount received by it in a Collection Period on the Business Day prior to the related Payment Date; provided that the Servicer will deposit the Purchase Amount and any Dealer Recourse Amount into an account established and maintained by BMW Capital, such deposit being made within two (2) Business Days of the event giving rise to such Purchase Amounts or Dealer Recourse Amounts.
SECTION 5.05.     Reserved.
SECTION 5.06.     Distributions.
(a)            On each Determination Date, the Servicer shall calculate all amounts required to be deposited or paid pursuant to this Section and deliver a Servicer’s Certificate pursuant to Section 4.09.
(b)            On each Payment Date, the Servicer shall instruct the Indenture Trustee in writing (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date pursuant to Section 4.09) to make the following deposits and distributions on such Payment Date from Available Amounts on deposit in the Collection Account, and, in the event of a shortfall in meeting the payments described in clauses (i) through (iv) below (an “Available Amounts Shortfall”), from amounts withdrawn from the Reserve Account, in the following order and priority:
(i)            to the Servicer, the Servicing Fee (and any accrued and unpaid Servicing Fees from prior Collection Periods), and Nonrecoverable Advances;
(ii)            to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, pro rata, based on unpaid amounts due and owing to each such party, for payment of any Trustee and Reviewer Fees and other amounts required to be paid to such party pursuant to the terms of the Indenture, the Trust Agreement or the Asset Representations Review Agreement, respectively (including, without limitation, expenses and indemnification amounts), in an aggregate amount not to exceed $250,000 in any calendar year;

(iii)            to the Interest Distribution Account, (a) the aggregate amount of interest accrued for the related Interest Period on each of the Class of Notes at their respective Class A Rate on the Outstanding Amount as of the previous Payment Date after giving effect to all payments of principal to the Noteholders on the preceding Payment Date; and (b) the excess, if any, of the amount of interest payable to the Noteholders on prior Payment Dates over the amounts actually paid to the Noteholders on those prior Payment Dates, plus interest on any such shortfall at the related Class A Rate to the extent permitted by law;
(iv)            to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;
(v)            to the Reserve Account, the amount, if any, necessary to cause the amount on deposit in the Reserve Account to equal the Specified Reserve Account Balance;
(vi)            to the Principal Distribution Account, the Regular Principal Distribution Amount;
(vii)              to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, pro rata, based on unpaid amounts due and owing to each such party, for payment of any Trustee and Reviewer Fees and other amounts required to be paid to such party pursuant to the terms of the Indenture, the Trust Agreement or the Asset Representations Review Agreement, respectively (including, without limitation, expenses and indemnification amounts), to the extent any such amounts remain unpaid after application of clause (ii) above; and
(viii)            any Available Amounts remaining, if any, to the Certificate Distribution Account.
On each Payment Date, the Servicer shall instruct the Indenture Trustee to distribute (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date pursuant to Section 4.09), any amounts deposited into the Interest Distribution Account as payment of interest on the Notes pursuant to the priority set forth in Section 8.02(d) of the Indenture and the Principal Distribution Account as payment of principal on the Notes pursuant to the priority set forth in Section 8.02(e) of the Indenture. Notwithstanding that the Notes have been paid in full, the Securities Intermediary shall continue to maintain the Collection Account hereunder until the Certificate Percentage Interest is reduced to zero.
(c)            Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Servicer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held hereunder in the Trust Accounts, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investment, including power to vote on any securities.

(d)            The Indenture Trustee is authorized to deposit uninvested funds in non-interest bearing, unsecured demand deposit accounts at affiliated banks, purchase and sell investment securities through or from affiliated banks and broker-dealers, invest funds in registered investment companies that receive investment management and custodial services from the Indenture Trustee or its Affiliates, subject to the limitations set forth herein.
(e)            The Issuer acknowledges that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant the Issuer the right or option to receive individual confirmations of security transactions at no additional cost, as they occur, the Issuer specifically waives the option to receive such confirmation to the extent permitted by law. The Indenture Trustee will furnish the Issuer periodic cash transaction statements that include detail for all investment transactions made by the Indenture Trustee hereunder.
SECTION 5.07.     Reserve Account.
(a)            On or prior to the Closing Date, the Issuer shall cause to have deposited an amount equal to the Reserve Account Initial Deposit into the Reserve Account from the net proceeds of the sale of the Notes. The Reserve Account shall be an asset of the Issuer.  Funds on deposit in the Reserve Account may be invested, as described in Section 5.01(d) of this Agreement.
(b)            In the event that the Servicer’s Certificate states that there is an Available Amounts Shortfall, then the Indenture Trustee shall withdraw the Reserve Account Withdrawal Amount (as indicated in the Servicer’s Certificate) from the Reserve Account and deposit such Reserve Account Withdrawal Amount into the Collection Account no later than 12:00 noon, New York City time, on the Business Day prior to the related Payment Date.
(c)            In the event that the Servicer’s Certificate states that the amount on deposit in the Reserve Account (after giving effect to all deposits thereto and withdrawals therefrom on the Business Day prior to a Payment Date) is greater than the Specified Reserve Account Balance on any Payment Date, the Indenture Trustee shall release and distribute all such amounts on such Payment Date to the Depositor except as otherwise provided in 5.01(d). Upon any such distribution to the Depositor, the Noteholders shall have no further rights in, or claims to, such amounts.
(d)            In the event that, on any Payment Date, the amount on deposit in the Reserve Account shall be less than the Specified Reserve Account Balance, the Available Amounts remaining after the payment of the amounts set forth in Section 5.06(b)(i) through (iv), up to an amount equal to such shortfall, shall be deposited by the Indenture Trustee (as instructed by the Servicer pursuant to the Servicer’s Certificate) to the Reserve Account on such Payment Date.
(e)            Subject to Section 9.01, amounts on deposit in the Reserve Account will continue to be applied pursuant to Section 5.06 following payment in full of the Outstanding Amount of the Notes until the Pool Balance is reduced to zero. Following the payment in full of the Outstanding Amount of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders and the termination of the Trust, any amount then allocated to the Reserve Account shall be paid to the Certificateholders.
SECTION 5.08.     Statements to Securityholders.  On each Determination Date, the Servicer shall provide to the Indenture Trustee (with a copy to each Paying Agent (if any)) for the Indenture Trustee to forward to, or make available to, each Noteholder of record as of the most recent Record Date and to the Owner Trustee (with a copy to each Paying Agent (if any)) for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date a statement in electronic format acceptable to the Indenture Trustee setting forth at least the following information as to the Securities to the extent applicable:
(a)            the amount of collections received with respect to the Receivables during the related Collection Period and allocable to principal, and the aggregate amount paid or distributed in respect of interest on each Class of Notes on such Payment Date;
(b)            the amount of collections received with respect to the Receivables during the related Collection Period and allocable to interest, and the aggregate amount paid or distributed in respect of principal on each Class of Notes on such Payment Date;
(c)            the number of Receivables, the Pool Balance and the Adjusted Pool Balance, in each case with respect to such Payment Date and the immediately preceding Payment Date, and as of the close of business on the last day of the immediately preceding Collection Period (or as of the Closing Date, in the case of the first Determination Date);
(d)            the amount of the Servicing Fee and the Supplemental Servicing Fee paid to the Servicer with respect to the related Collection Period;
(e)            the amount of fees, expenses and indemnification amounts due and payable to each of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, before and after giving effect to payments on the related Payment Date;
(f)            the Outstanding Amount of each Class of Notes and the Note Pool Factor for each such Class as of the close of business on the related Payment Date, before and after giving effect to payments allocated to principal reported under clause (a) above;
(g)            the Benchmark and the Class A-2b Rate for the related Interest Period with respect to the Class A-2b Notes;
(h)            the amount of any interest carryover shortfall on such Payment Date and the change, if any, in such amounts from those with respect to the immediately preceding Payment Date;
(i)            the aggregate amounts of Realized Losses, if any, with respect to the related Collection Period;
(j)            the Yield Supplement Overcollateralization Amount for the related Payment Date;
(k)            the balance of the Reserve Account on that Payment Date, before and after giving effect to deposits and withdrawals to be made in respect of such Payment Date, if any;
(l)            the amount of any deposit to the Reserve Account and the amount and application of any funds withdrawn from the Reserve Account with respect to such Payment Date;

(m)            the aggregate Principal Balance of all Receivables that became Liquidated Receivables or Purchased Receivables during the related Collection Period;
(n)            the aggregate Principal Balance and number of Receivables that are 30 to 59 days, 60 to 89 days, 90 to 119 days or 120 days or more delinquent as of the last day of the related Collection Period;
(o)            any Available Amounts Shortfall after giving effect to payments on the related Payment Date, and any change in such amounts from the preceding statement;
(p)            the aggregate Principal Balance and number of all Receivables with respect to which the related Financed Vehicle was repossessed;
(q)            the amount to be distributed to the Certificate Distribution Account on the related Payment Date;
(r)            the Target Overcollateralization Amount for the related Payment Date;
(s)            the applicable Record Date, Determination Date, Interest Period and Payment Date for each Class of Notes;
(t)            the weighted average Interest Rate and weighted average remaining term to maturity of the Receivables as of the end of the related Collection Period;
(u)            the Outstanding Amount of each Class of Notes as a percentage of the Outstanding Amount of all Classes of Notes as of the close of business on the related Payment Date, before and after giving effect to payments allocated to principal reported under clause (a) above;
(v)            delinquency and loss information with respect to the Receivables for the related Collection Period, including a description of any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience;
(w)            a description of any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the related Collection Period, or that have cumulatively become material over time;
(x)            a description of any material breaches of representations and warranties made with respect to the Receivables, or covenants, contained in the Basic Documents;
(y)            the amount of Servicer Advances for the related Collection Period;
(z)             whether a Delinquency Trigger has occurred as of the end of the related Collection Period;
(aa)            notice of the making of any SOFR Adjustment Conforming Changes; and

(bb)            notice of the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement, the Unadjusted Benchmark Replacement, the Benchmark Replacement Adjustment and the making of any Benchmark Replacement Conforming Changes.
The amount or interest or principal allocable to a Class of Notes, as described in clauses (a) and (b) above, shall also be expressed as a dollar amount per $1,000 of original principal amount of the related Note.
The Indenture Trustee will make such report (and, at its option, any additional files containing the same information in an alternative format) available each month to Noteholders and the Administrator via the Indenture Trustee’s internet website. The Indenture Trustee’s internet website shall initially be located at https://pivot.usbank.com.  Assistance in using the website can be obtained by calling the Indenture Trustee’s customer service desk at (800) 934-6802.  Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by requesting the same in writing sent to the Corporate Trust Office and indicating such. The Indenture Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee will not be liable for the dissemination of information in accordance with this Agreement. The Indenture Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided to it by the Administrator and the Servicer and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.
SECTION 5.09.     Net Deposits.  As an administrative convenience, for so long as BMW FS is the Servicer, the Servicer shall be permitted to deposit into the Collection Account collections on the Receivables, Advances and Purchase Amounts for or with respect to the Collection Period net of distributions (including without limitation the Servicing Fee) to be made to the Servicer with respect to the Collection Period.  The Servicer shall, however, account to the Indenture Trustee, the Owner Trustee and the Noteholders as if all deposits and distributions were made individually.
SECTION 5.10.     Reserved.
SECTION 5.11.     Advances by the Servicer.
(a)            By the close of business on the Determination Date, the Servicer shall deposit into the Collection Account, out of its own funds, the related Advance; provided, however, that if such Advance involves an Obligor who is covered by the Servicemembers Civil Relief Act, the Servicer shall not be required to make an Advance.
(b)            On each Payment Date, the Servicer shall reimburse itself for the amount of outstanding Advances made to the extent of actual interest collections of late Scheduled Payments on the related Receivables and any Administrative Purchase Payments or Warranty Purchase Payments (to the extent allocable to interest). In addition, if a Receivable becomes a Liquidated

Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) may, up to the amount of outstanding Advances in respect of that Receivable, be deemed a Nonrecoverable Advance and paid to the Servicer on the related Payment Date in reimbursement of the outstanding Advances with respect to such Receivable.
(c)            If the Servicer determines that any advance made pursuant to this Section 5.11 has become a Nonrecoverable Advance and at the time of such determination there exists an Outstanding Amount Advanced, then the Servicer shall reimburse itself out of funds in the Collection Account for the amount of such Nonrecoverable Advance, but only to the extent that such Outstanding Amount Advanced relates to the Advance that has become a Nonrecoverable Advance.
ARTICLE VI.
THE DEPOSITOR
SECTION 6.01.     Representations, Warranties and Covenants of Depositor.  The Depositor makes the following representations, warranties and covenants to the Issuer, the Sponsor, the Servicer, the Custodian, the Administrator and the Indenture Trustee, on which the Issuer relies in accepting the Receivables and delivering the Securities. Such representations, warranties and covenants speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale, transfer and assignment of the Receivables by the Depositor to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.
(a)            Organization and Good Standing. The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
(b)            Due Qualification. The Depositor is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect the Depositor’s ability to transfer the Receivables to the Trust pursuant to this Agreement or the validity or enforceability of the Receivables.
(c)            Power and Authority. The Depositor has the limited liability company power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Depositor shall have duly authorized such sale and assignment to the Issuer by all necessary action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Depositor is a party have been duly authorized by the Depositor by all necessary action.
(d)            Valid Sale; Binding Obligation. This Agreement effects a valid transfer and assignment of the Receivables and the other Conveyed Assets conveyed by the Depositor to the Trust hereunder, in each case enforceable against creditors of and purchasers from the Depositor.

This Agreement and the other Basic Documents to which the Depositor is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).
(e)            No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms of this Agreement and the other Basic Documents shall not conflict with, result in any breach of any of the terms or provisions of or constitute (with or without notice or lapse of time, or both) a default under, the limited liability company agreement or certificate of formation of the Depositor, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the other Basic Documents; or violate any law, order, rule or regulation applicable to the Depositor of any court or federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor.
(f)            No Proceedings. There are no proceedings or investigations pending or, to the Depositor’s knowledge, threatened, against the Depositor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement or any other Basic Document; (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document; or (iv) seeking to adversely affect the U.S. federal income tax or other federal, state or local tax attributes of the Trust, the Notes or the Certificates.
(g)            No Consents. The Depositor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.
SECTION 6.02.     Company Existence.  During the term of this Agreement, the Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Depositor and its Affiliates will be conducted on an arm’s-length basis.

SECTION 6.03.     Liability of Depositor.  The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement (which shall not include distributions on account of the Notes or the Certificates).
SECTION 6.04.     Merger or Consolidation of, or Assumption of the Obligations of, Depositor.  Any Person with which the Depositor shall merge or consolidate or which the Depositor shall permit to become the successor to the Depositor’s business shall execute an agreement of assumption of every obligation of the Depositor under this Agreement and the other Basic Documents.  Whether or not such assumption agreement is executed, such successor Person shall be the successor to the Depositor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Depositor shall provide prompt notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Indenture Trustee, the Servicer, the Securityholders and the Rating Agencies. Notwithstanding the foregoing, the Depositor shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Depositor’s business unless (w) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.02 or 6.01 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (x) the Depositor shall have delivered to the Owner Trustee, the Indenture Trustee and the Servicer an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (y) the Rating Agency Condition shall have been satisfied with respect to each Rating Agency and (z) the Depositor shall have delivered to the Owner Trustee, the Indenture Trustee and the Servicer an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and reciting the details of such filings or (B) no such action is necessary to preserve and protect such interest.
SECTION 6.05.     Limitation on Liability of Depositor and Others.  The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall be under no obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.
SECTION 6.06.     Depositor May Own Securities.  The Depositor and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Depositor or an Affiliate thereof, except as expressly provided herein or in any Basic Document.
SECTION 6.07.     Depositor to Provide Copies of Relevant Securities Filings.  The Depositor shall provide or cause to be provided to the Servicer a copy of any document filed by the Depositor subsequent to the date hereof with the Commission pursuant to the Securities Act or the Exchange Act that relate specifically to the Trust, the Notes or the Certificates.

SECTION 6.08.     Amendment of Depositor’s Organizational Documents.  The Depositor shall not amend its organizational documents except in accordance with the provisions thereof.
SECTION 6.09.     Compliance with the FDIC Rule by the Depositor.  The Depositor shall (i) perform the covenants set forth in Article XII of the Indenture applicable to it (including as “issuing entity”, as defined in Section 12.01(c) of the Indenture) and (ii) facilitate compliance with Article XII of the Indenture by the FDIC Rule Parties.
ARTICLE VII.
THE SERVICER
SECTION 7.01.     Representations, Warranties and Covenants of Servicer.  The Servicer makes the following representations, warranties and covenants upon which the Issuer is deemed to have relied in acquiring the Receivables. Such representations, warranties and covenants speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.
(a)            Organization and Good Standing. The Servicer is a limited liability company duly organized and validly existing under the laws of the State of Delaware. The Servicer is duly authorized to own its properties and transact its business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such authorization and in which the failure to be so authorized would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer and its subsidiaries, considered as one enterprise. The Servicer has, and at all relevant times had, the power, authority and legal right to acquire, own, and service the Receivables.
(b)            Licenses and Approvals. The Servicer has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the Servicer’s ability to acquire, own and service the Receivables.
(c)            Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary action.
(d)            Binding Obligation. This Agreement and the other Basic Documents to which it is a party constitute legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity whether applied in a proceeding in equity or at law.
(e)            No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party and the fulfillment of their respective terms shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the limited liability company agreement of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the other Basic Documents, or violate any law, order, rule or regulation applicable to the Servicer of any court or federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.
(f)            No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened, against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents; (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents; or (iv) seeking to adversely affect the U.S. federal income tax or other federal, state or local tax attributes of the Securities.
SECTION 7.02.     Indemnities of Servicer.  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer and the representations made by the Servicer under this Agreement.
(a)            The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Securityholders and the Depositor and any of the officers, directors, employees and agents of the Issuer, the Depositor, the Owner Trustee and the Indenture Trustee from and against any and all reasonable and duly documented costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle, excluding any losses incurred in connection with the sale of any repossessed Financed Vehicles in a commercially reasonable manner and in compliance with the terms of this Agreement.
(b)            The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, and their respective officers, directors, agents and employees, and the Securityholders, from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any U.S. federal or other income taxes, including franchise taxes), and any reasonable costs and expenses in defending against the same.
(c)            The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Securityholders and any of the officers, directors, employees or agents of the Issuer, the Owner Trustee, the Depositor and the Indenture Trustee from and against any and all reasonable and duly documented costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.
For purposes of this Section, in the event of the termination of the rights and obligations of BMW FS (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.02, or the resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.03.
Indemnification under this Section shall survive the resignation or removal of the Servicer or the termination of this Agreement with respect to acts of the Servicer prior thereto, and shall include reasonable fees and expenses of counsel and reasonable expenses of litigation, including but not limited to reasonable legal fees or expenses incurred by the Indenture Trustee in connection with any enforcement of the Servicer’s indemnification or other obligations hereunder.  If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.
SECTION 7.03.     Merger or Consolidation of, or Assumption of the Obligations of, Servicer.  Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or (iv) succeeding to the business of the Servicer, which Person shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Indenture Trustee and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer’s business unless (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.01 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time or both, would become a Servicer Termination Event shall have occurred, (ii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (iii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust and the Indenture Trustee, respectively, in the assets of the Trust and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. The Servicer shall be permitted to transfer and assign its duties and obligations under this Agreement to an Affiliate that has succeeded to substantially all of the assets and liabilities of the Servicer in connection with a reorganization of the Servicer; provided that the resulting entity represents and warrants that it is not less creditworthy than the Servicer immediately prior to such reorganization.
SECTION 7.04.     Limitation on Liability of Servicer and Others.
(a)            Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Depositor, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence in the performance of duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may conclusively rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.  The Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement with respect to the rights and duties of the parties to this Agreement and the interests of the Noteholders under this Agreement.  In that event, the legal expenses and costs of that action and any liability resulting from that course of action will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed for those costs and liabilities.
(b)            The parties expressly acknowledge and consent to the Indenture Trustee simultaneously acting in the capacity of successor Servicer and Indenture Trustee. The Indenture Trustee may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by the Indenture Trustee of express duties set forth in this Agreement in any of such capacities.
SECTION 7.05.     Appointment of Subservicer or Subcontractor.
(a)            The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Indenture Trustee and the Securityholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of any subservicer shall be as agreed between the Servicer and such subservicer from time to time, and none of the Owner Trustee, the Indenture Trustee, the Issuer or the Securityholders shall have any responsibility therefor.
(b)            The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Issuer to comply with the reporting and compliance provisions of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer as is required to file all required reports with the Commission.  The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Issuer and the Administrator any servicer compliance statement required to be delivered by such Subservicer under Section 4.10, any assessment of compliance and accountants’ attestation required to be delivered by such Subservicer under Section 4.11 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 4.11(a)(iv) as and when required to be delivered.

(c)            The Servicer shall promptly upon request provide to the Issuer or the Administrator, acting on behalf of the Issuer, a written description (in form and substance satisfactory to the Issuer and the Administrator) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which, if any, of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which, if any, elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Issuer and the Depositor to comply with the reporting and compliance provisions of this Agreement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Issuer and the Administrator any assessment of compliance and attestation required to be delivered by such Subcontractor, in each case as and when required to be delivered.

SECTION 7.06.     Servicer Not to Resign.
(a)            Subject to the provisions of Section 7.03, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law.
(b)            Notice of any determination that the performance by the Servicer of its duties hereunder is no longer permitted under applicable law shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered by the Servicer to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No resignation of the Servicer shall become effective until a successor Servicer has assumed the responsibilities and obligations of the resigning Servicer in accordance with Section 8.03. If no Servicer has been appointed within thirty (30) days of resignation or removal, or the date upon which any regulatory authority requires such resignation, the Indenture Trustee may petition any court of competent jurisdiction for such appointment.
SECTION 7.07.     Servicer May Own Securities.  The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Securities with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Except as set forth herein or in the other Basic Documents, Securities so owned by or pledged to Servicer or any such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic Documents, without preference, priority, or distinction as among all of the Securities of the same class.
SECTION 7.08.     Information to be Provided by the Servicer.
(a)            At the request of the Administrator, acting on behalf of the Issuer, for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) notify the Issuer and the Administrator in writing of any material litigation or governmental proceedings pending against the Servicer or any Subservicer and (ii) provide to the Issuer and the Administrator a description of such proceedings.

(b)            As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide, at least ten (10) Business Days prior to the effective date of such succession or appointment, (x) written notice to the Issuer, the Depositor and the Administrator of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Issuer, the Depositor and the Administrator, all information reasonably requested by the Issuer, the Depositor or the Administrator, acting on behalf of the Issuer, in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(c)            In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Issuer or the Administrator, acting on behalf of the Issuer, the Servicer shall provide such information regarding the performance or servicing of the Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.  Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Servicer under this Agreement, commencing with the first such report due not less than ten (10) Business Days following such request.

SECTION 7.09.     Remedies.
(a)            The Servicer shall be liable to the Issuer, the Administrator and the Depositor for any monetary damages incurred as a result of the failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, attestation, accountants’ letter or other material when and as required under Article IV and this Article VII, including any failure by the Servicer to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and shall reimburse the applicable party for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer, or any Subcontractor.

(b)            The Servicer shall promptly reimburse the Issuer and the Administrator for all reasonable expenses incurred by the Issuer or Administrator in connection with the termination of the Servicer as servicer and the transfer of servicing of the Receivables to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Issuer or Administrator may have under other provisions of this Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

SECTION 7.10.     Compliance with the FDIC Rule by the Servicer.  The Servicer shall (i) perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) facilitate compliance with Article XII of the Indenture by the FDIC Rule Parties.

ARTICLE VIII.
DEFAULT
SECTION 8.01.     Servicer Termination Events.  For purposes of this Agreement, the occurrence and continuance of any of the following shall constitute a “Servicer Termination Event”:
(a)            any failure by the Servicer to deposit into the Collection Account any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of five (5) Business Days after written notice is received by the Servicer or after discovery of such failure by a Responsible Officer of the Servicer;
(b)            failure on the part of the Servicer duly to observe or perform, in any material respect, any covenants or agreements of the Servicer set forth in this Agreement (other than any covenant or agreement under Section 7.10), which failure (i) materially and adversely affects the rights of the Noteholders and (ii) continues unremedied for a period of sixty (60) days after discovery of such failure by a Responsible Officer of the Servicer or after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by any of the Owner Trustee, the Indenture Trustee or Noteholders evidencing not less than 50% of the Outstanding Amount of the Notes; or
(c)            the occurrence of an Insolvency Event with respect to the Servicer.
Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) for a period of forty-five (45) days or under clause (b) for a period of ninety (90) days, will not constitute a Servicer Termination Event if that failure or delay was caused by Force Majeure or other similar occurrence.
SECTION 8.02.     Consequences of a Servicer Termination Event.
(a)            If a Servicer Termination Event shall occur, the Indenture Trustee may, and at the written direction of Noteholders evidencing at least 50% of the Outstanding Amount of the

Notes, shall, terminate all of the rights and obligations of the Servicer under this Agreement by notice in writing to the Servicer.
On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement automatically shall pass to, be vested in and become obligations and responsibilities of the Indenture Trustee, as successor servicer, subject to Section 8.03; provided, however, that such successor Servicer shall have no liability with respect to any obligation that was required to be performed by the terminated Servicer prior to the date that such successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer.  The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents to show the Indenture Trustee as lienholder or secured party on the related certificates of title of the Financed Vehicles or otherwise.
(b)            All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the servicing duties to the successor Servicer (including any such transfer effected in accordance with Section 3.08) and amending this agreement to reflect such succession as Servicer, shall be paid by the predecessor Servicer (or, if the predecessor Servicer is the Indenture Trustee acting in such capacity pursuant to Section 8.03(a), shall be an expense reimbursable to the Indenture Trustee by the Issuer).
(c)            The predecessor Servicer shall be entitled to receive all accrued and unpaid Servicing Fees, including reimbursement for Advances made in respect of the Receivables, through and including the effective date of the termination of the predecessor Servicer.
(d)            The predecessor Servicer shall cooperate with the Indenture Trustee and any successor Servicer in effecting the termination of the predecessor Servicer’s responsibilities and rights hereunder including, without limitation, providing the Indenture Trustee and successor Servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to perform the Servicer’s functions hereunder and the transfer to the Indenture Trustee or such successor Servicer, as applicable, all amounts which shall at the time or thereafter be or should have been deposited by the predecessor Servicer in the Collection Account and any other Trust Account maintained with respect to the Securities.  None of the responsibilities, duties and liabilities of the predecessor Servicer will transfer to the Indenture Trustee, as successor Servicer, until the Indenture Trustee has received all documentation and data necessary to effect the transfer of the predecessor Servicer’s obligations to the Indenture Trustee.  Neither the Indenture Trustee nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the predecessor Servicer to deliver, or any delay by the predecessor Servicer in delivering, cash, documents or records to it, (ii) the failure of the predecessor Servicer to cooperate or (iii) restrictions imposed by any regulatory authority having jurisdiction over the predecessor Servicer.

(e)            The successor Servicer will not be responsible for delays attributable to the predecessor Servicer’s failure to deliver information, defects in the information supplied by the predecessor Servicer or other circumstances beyond the control of the successor Servicer.
(f)            The successor Servicer will make arrangements with the predecessor Servicer for the prompt and safe transfer of, and the predecessor Servicer shall provide to the successor Servicer, all necessary servicing files and records held by the predecessor Servicer with respect to the Receivables including the Receivable Files and a data tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables. The predecessor Servicer shall be obligated to pay the reasonable costs associated with the transfer of the servicing files and records to the successor Servicer; provided, that if the predecessor Servicer is the Indenture Trustee acting in such capacity pursuant to Section 8.03(a), such costs shall be an expense reimbursable to the Indenture Trustee by the Issuer.
(g)            The successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties if any such failure or delay results from the successor Servicer acting in accordance with information prepared or supplied by a person other than the successor Servicer or the failure of any such person to prepare or provide such information. The successor Servicer shall have no responsibility, shall not be in default hereunder and shall incur no liability (i) for any act or failure to act by any third party, including the predecessor Servicer, the Issuer, the Owner Trustee or the Indenture Trustee or for any inaccuracy or omission in a notice or communication received by the successor Servicer from any third party or (ii) for any act or failure to act which is due to or results from the invalidity or unenforceability of any Receivable under applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Receivable.
SECTION 8.03.     Appointment of Successor Servicer.
(a)            On and after the time the Servicer receives a notice of termination pursuant to Section 8.02 or upon the resignation of the Servicer pursuant to Section 7.06, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating to the Servicer under this Agreement, except as otherwise stated herein. The Depositor, the Issuer, the Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer (including the Indenture Trustee in such capacity) is acting as Servicer hereunder, it shall be subject to termination under Section 8.02 upon the occurrence of any Servicer Termination Event after its appointment as successor Servicer.
(b)            On and after the time the Servicer receives a notice of termination pursuant to Section 8.02 or upon the resignation of the Servicer pursuant to Section 7.06, or if the Indenture Trustee is legally unable or unwilling to act as Servicer, the Indenture Trustee or Noteholders evidencing at least 50% of the Outstanding Amount of the Notes may exercise at any time their right to appoint a successor to the Servicer, and shall have no liability to the Owner Trustee, the Indenture Trustee, the Servicer, the Depositor, any Noteholders, any Certificateholders or any other Person if they do so.  Notwithstanding the above, if the Indenture Trustee shall be legally unable or unwilling to act as Servicer, the Indenture Trustee, the Issuer or Noteholders evidencing at least 50% of the Outstanding Amount of the Notes may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Indenture Trustee shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment.
(c)            Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities of the Servicer arising thereafter and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.  Each successor Servicer shall be obligated to provide to BMW FS by electronic means, at least five (5) Business Days prior to each Payment Date, certain information with respect to each Receivable as may be requested by BMW FS.
SECTION 8.04.     Notification to Securityholders.  Upon any Servicer Termination Event and termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to the Noteholders, the Certificateholders, the Owner Trustee and the Administrator, and the Administrator shall make such notice available to each Rating Agency.
SECTION 8.05.     Waiver of Past Defaults.  Noteholders evidencing not less than a majority of the Outstanding Amount of the Notes may, on behalf of all Securityholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE IX.
TERMINATION
SECTION 9.01.     Optional Purchase of All Receivables.
(a)            On the Payment Date with respect to which the Pool Balance is equal to or less than 5% of the Initial Pool Balance and on each Payment Date thereafter, the Servicer shall have the option to purchase the Receivables from the Trust. Upon providing twenty (20) days’ prior notice of the redemption of the Notes to the Indenture Trustee pursuant to Section 10.01 of the Indenture, the Servicer shall deposit to the Note Distribution Account on the Business Day preceding the Redemption Date an amount equal to the Redemption Price and shall succeed to all interests in and to the Receivables.  The exercise of such option shall effect a retirement, in whole but not in part, of all outstanding Notes.
(b)            As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.
(c)            Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligation to make payments to Certificateholders of, the Indenture Trustee pursuant to this Agreement.
ARTICLE X.
MISCELLANEOUS
SECTION 10.01.     Amendment.
(a)            This Agreement may be amended by the Depositor, the Servicer, the Indenture Trustee and the Issuer, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders hereunder; provided that no such amendment shall, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholders or Certificateholders whose consent shall not have been obtained in respect thereof; provided further, that such action shall be deemed not to adversely affect in any material respect the interests of any Noteholder and no Opinion of Counsel to that effect shall be required if the Rating Agency Condition with respect to each Rating Agency is satisfied in respect of such amendment.
(b)            This Agreement may also be amended from time to time by the Depositor, the Servicer and the Issuer, with the prior written consent of the Indenture Trustee and Noteholders holding not less than a majority of the Outstanding Amount of the Notes and Certificateholders evidencing not less than a majority of the Certificate Percentage Interest, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders (including to change the manner in which the Reserve Account is funded or to eliminate the Reserve Account, to change any other form of credit enhancement or to change the remittance schedule for depositing amounts to the Trust Accounts); provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the Receivables or distributions that shall be required to be made for the benefit of or in respect of the Securityholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Percentage Interest, the Securityholders of which are required to consent to any such amendment, without the consent of the Noteholders holding all Outstanding Notes and Certificateholders holding all outstanding Certificates.
(c)            This Agreement may be amended from time to time by the parties hereto to amend the definition of Target Overcollateralization Amount or to amend the definition of Specified Reserve Account Balance or change the manner in which the Reserve Account is funded; provided, that the Rating Agency Condition with respect to each Rating Agency is satisfied in respect of such amendment, and provided further, that Noteholders holding not less than a majority of the Outstanding Amount of the Notes and Certificateholders evidencing not less than a majority of the Certificate Percentage Interest have consented to such amendment.
(d)            Notwithstanding anything under Section 10.01 of this Agreement or in any other Basic Document to the contrary, this Agreement may be amended by the Depositor and Administrator without the consent of the Indenture Trustee, the Paying Agent, the Securities Intermediary, the Issuer, the Owner Trustee, any Noteholder or any other Person and without satisfying any other provision in this Section 10.01 or any other Basic Document solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrator; provided, that the Issuer has delivered notice of such amendment to the Rating Agencies on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes shall not affect the Owner Trustee’s, Paying Agent’s or Indenture Trustee’s rights, indemnities or obligations without the Owner Trustee’s, Paying Agent’s or Indenture Trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to this Agreement may be retroactive (including retroactive to the Benchmark Replacement Date) and this Agreement may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.
(e)            Promptly after the execution of any amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to each Securityholder, the Indenture Trustee and each Rating Agency.
It shall not be necessary for the consent of Securityholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.
Prior to the execution of any amendment to this Agreement, the Owner Trustee, on behalf of the Issuer, and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement, and that all conditions precedent thereto have been met, and the Opinion of Counsel referred to in Section 10.02(i). The Owner Trustee, on behalf of the Issuer, and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties, indemnities or immunities under this Agreement or otherwise.  Any amendment affecting the rights, duties, indemnities or immunities of the Owner Trustee shall require the Owner Trustee’s written consent.
SECTION 10.02.     Protection of Title to Trust.
(a)            The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such a manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the Indenture Trustee in the Conveyed Assets. The Servicer shall deliver or cause to be delivered to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above as soon as available following such filing.
(b)            Neither the Depositor nor the Servicer shall change its name or structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-507 of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five (5) days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.
(c)            Each of the Depositor and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least five (5) Business Days’ prior written notice of (i) the Depositor or the Servicer becoming organized under the laws of any additional jurisdiction or (ii) any change of its jurisdiction of organization (within the meaning of the UCC) if, as a result of such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, and shall promptly file any such amendment and/or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its chief executive office, within the United States of America.
(d)            The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) a person adequately trained in the use of the Servicer’s data system to know at any time the status of each such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on or with respect to each such Receivable and the amounts from time to time deposited in the Collection Account in respect of each such Receivable.
(e)            The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall be coded to reflect that such Receivable is part of the portfolio of Receivables that is the subject of this Agreement and is held by the Indenture Trustee for BMW Vehicle Owner Trust 2026-A. The Servicer shall at all times maintain “control” (as such term is used in Section 9-105 of the UCC) of the “authoritative copy”

(as such term if used in Section 9-105 of the UCC) of Receivables evidenced by electronic contracts. Indication of such Receivable’s inclusion in the portfolio shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.
(f)            If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee data tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.
(g)            The Servicer shall permit the Indenture Trustee and its agents upon reasonable notice and at any time during normal business hours, which does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable.
(h)            Upon request, the Servicer shall furnish to the Owner Trustee or the Indenture Trustee, within fifteen (15) Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished prior to such request indicating removal of Receivables from the Trust.
(i)            The Servicer shall deliver to the Owner Trustee and the Indenture Trustee promptly after the execution and delivery of this Agreement and each amendment hereto, an Opinion of Counsel stating that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to fully preserve and protect the interest of the Trust and the Indenture Trustee in the Conveyed Assets, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to preserve and protect such interest. Each Opinion of Counsel referred to in clause (i) or (ii) of this paragraph shall specify any action necessary (as of the date of such opinion) to be taken in the following years to preserve and protect such interest.
SECTION 10.03.     Notices.  All demands, notices, communications and instructions upon or to the Depositor, the Servicer, the Sellers, the Administrator, the Custodian, the Issuer, the Owner Trustee, the Indenture Trustee or any Rating Agency under this Agreement shall be in writing, personally delivered, faxed and followed by first class mail, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, 200 BMW Drive, Woodcliff Lake, New Jersey 07677, Attention: Vice President-Finance & CFO; (b) in the case of the Servicer, BMW FS, the Administrator and the Custodian, 200 BMW Drive, Woodcliff Lake, New Jersey 07677, Attention: Vice President-Finance & CFO; (c) in the case of BMW Bank, 2855 E Cottonwood Pkwy, Suite 200, Salt Lake City, Utah 84121-7042, Attn: Treasurer; (d) in the case of the Indenture Trustee, to U.S. Bank Trust Company, National Association, 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attn: BMW Vehicle Owner Trust 2026-A; (e) in the case of the Securities Intermediary, to U.S. Bank National Association, 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603,

Attn: BMW Vehicle Owner Trust 2026-A; (f) in the case of the Issuer or the Owner Trustee, to the Corporate Trust Administration Department (as defined in the Trust Agreement); (g) in the case of S&P, to S&P Global Ratings, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department, Email: ABS_Surveillance@standardandpoors.com; and (h) in the case of Fitch, to Fitch Ratings, Inc., 300 West 57th Street, New York, New York 10019, Email: notifications.abs@fitchratings.com, Attention: Asset Backed Surveillance; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.
SECTION 10.04.     Assignment by the Depositor or the Servicer.  Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.04 and 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Depositor or the Servicer.
SECTION 10.05.     Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Depositor, the Servicer, the Custodian, the Administrator, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.
SECTION 10.06.     Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 10.07.     Counterparts.  This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute but one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be digitally or electronically signed, and that any digital or electronic signatures (including PDF or facsimile) appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.
SECTION 10.08.     Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
SECTION 10.09.     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
FOR PURPOSES OF THE UCC, NEW YORK SHALL BE DEEMED TO BE THE SECURITIES INTERMEDIARY’S JURISDICTION, AND THE LAW OF THE STATE OF

NEW YORK SHALL GOVERN ALL ISSUES SPECIFIED IN ARTICLE 2(1) OF THE HAGUE SECURITIES CONVENTION.  THE PARTIES WILL NOT AGREE TO AMEND THIS AGREEMENT TO CHANGE THE GOVERNING LAW TO ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.
SECTION 10.10.     Assignment by Issuer.  The Depositor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Conveyed Assets or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.
SECTION 10.11.     Nonpetition Covenants.  Notwithstanding any prior termination of this Agreement, the parties hereto hereby covenant and agree that they will not, at any time, petition or otherwise invoke or cause the Issuer or the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Depositor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Depositor.
SECTION 10.12.     Limitation of Liability of Owner Trustee and Indenture Trustee.
(a)            It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee of BMW Vehicle Owner Trust 2026-A, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.
(b)            Notwithstanding anything contained herein to the contrary, this Agreement has been executed by U.S. Bank Trust Company, National Association, not in its individual capacity but solely as Indenture Trustee, and in no event shall U.S. Bank Trust Company, National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer in accordance with the priorities set forth herein.  For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI of the Indenture.
SECTION 10.13.     Depositor Payment Obligation.  The Depositor shall be responsible for the payment of all fees and expenses, if any, of the Issuer, the Owner Trustee and the Indenture Trustee, as applicable, paid by any of them in connection with any of their obligations under the Basic Documents to obtain or maintain or monitor the renewal of any required license of the Trust under the Pennsylvania Motor Vehicle Sales Finance Act and the Maryland Code Financial Institutions, Title 11, Subtitle 4.
SECTION 10.14.     Intent of the Parties; Reasonableness.  The Servicer, Sponsor and Issuer acknowledge and agree that the purpose of Sections 4.11 and 7.05 of this Agreement is to facilitate compliance by the Issuer and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.
None of the Sponsor, the Administrator nor the Issuer shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Issuer or the Administrator in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with this transaction, the Servicer shall cooperate fully with the Administrator and the Issuer to deliver to the Administrator or Issuer, as applicable (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Issuer or the Administrator to permit the Issuer or Administrator (acting on behalf of the Issuer) to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Issuer or the Administrator to be necessary in order to effect such compliance.

The Issuer and the Administrator (including any of its assignees or designees) shall cooperate with the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the reasonable judgment or the Issuer or the Administrator, as applicable, to comply with Regulation AB.

SECTION 10.15.     Regulation RR Risk Retention.  BMW FS, as “sponsor” within the meaning of Regulation RR, shall cause the Depositor and BMW Bank to retain the “eligible horizontal residual interest” (as defined by Regulation RR (the “Retained Interest”)) on the Closing Date and BMW FS will comply, and will cause the Depositor, BMW Bank and each Affiliate of BMW FS to comply, with Regulation RR and will not, and will cause the Depositor, BMW Bank and each Affiliate of BMW FS not to sell, transfer, finance or hedge the Retained Interest except as permitted by Regulation RR.  This Section 10.15 shall survive the termination of this Agreement, and any resignation by, or termination of, BMW FS in its capacity as Servicer hereunder.
ARTICLE XI.
ASSET REPRESENTATIONS REVIEW; DISPUTE RESOLUTION
SECTION 11.01.     Asset Representations Review.
(a)            Upon the occurrence of a Delinquency Trigger with respect to any Collection Period, the Servicer will promptly send to the Administrator and the Indenture Trustee a notice describing the occurrence of the Delinquency Trigger, and including reasonably detailed calculations thereof.
(b)            If the Indenture Trustee notifies the Servicer pursuant to Section 13.02 of the Indenture that sufficient Noteholders have voted within the required time to initiate an Asset Representations Review of all ARR Receivables by the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement, then the Servicer shall:
(i)            promptly (but in no case later than ten (10) Business Days of receipt by the Servicer of such notice) notify the Asset Representations Reviewer and the Indenture Trustee of the number and identity of the ARR Receivables;
(ii)            within sixty (60) days after receipt by the Servicer of such notice from the Indenture Trustee, render reasonable assistance, including granting access to copies of any underlying documents and Receivable Files and all other relevant documents, to the Asset Representations Reviewer to facilitate the performance of a review of all ARR Receivables, pursuant to Section 3.05 of the Asset Representations Review Agreement, in order to verify compliance with the representations and warranties made by the applicable Seller in the applicable Receivables Purchase Agreement; and
(iii)            provide such other reasonable assistance to the Asset Representations Reviewer as it requests in order to facilitate its Asset Representations Review of the ARR Receivables pursuant to the Asset Representations Review Agreement.
(c)            Upon receipt by the Servicer of a Review Report from the Asset Representations Reviewer pursuant to Section 3.08 of the Asset Representations Review Agreement, the Servicer will forward a copy of such Review Report to the related Seller or Sellers and direct such Seller or Sellers (i) to promptly evaluate whether any ARR Receivable should be repurchased as a result of a breach of any representation or warranty made by such Seller in the related Receivables Purchase Agreement and (ii) provide a report to the Servicer and the Indenture Trustee of its determinations with respect thereto.  Prior to the provision of any such Review Report to a Noteholder or Note Owner, the Servicer shall ensure and, upon request of the Indenture Trustee, shall certify to the Indenture Trustee, that the Review Report contains no Personally Identifiable Information (as defined in the Asset Representations Review Agreement).

(d)            The Servicer may redact any materials provided to the Asset Representations Reviewer in order to remove any personally identifiable customer information.  Except for the measure described in the immediately preceding sentence, the Servicer will use commercially reasonable efforts not to change the meaning of such materials or their usefulness to the Asset Representations Reviewer in connection with its review pursuant to Section 3.05 of the Asset Representations Review Agreement.
SECTION 11.02.     Dispute Resolution.
(a)            If the Depositor, the Issuer, the Servicer or the Indenture Trustee (solely at the direction of any Noteholder or Verified Note Owner) requests (as permitted by Section 13.03 of the Indenture, and by written notice to the Sellers), or if any Noteholder or Verified Note Owner requests (by written notice to the Indenture Trustee or the Sellers) (any such party making a request, the “Requesting Party”), that a Receivable be repurchased due to an alleged breach of a representation and warranty made by the Sellers pursuant to Section 3.02(b) of the applicable Receivables Purchase Agreement, the Servicer and the related Seller will evaluate any such request, and if the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the receipt of such request by the related Seller, as applicable, (which, if sent by a Noteholder or Verified Note Owner to the Indenture Trustee, will be forwarded to the related Seller), then the Requesting Party will have the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or third-party binding arbitration pursuant to this Section 11.02.  Dispute resolution to resolve repurchase requests will be available regardless of whether Noteholders and Verified Note Owners voted to direct an Asset Representations Review or whether the Delinquency Trigger occurred.  The Servicer will direct the Indenture Trustee to, and the Indenture Trustee will, notify the Requesting Party of the date when the 180-day period ends without resolution by the appropriate party and that such Requesting Party has to provide notice to the related Seller and the Servicer of its intention to refer the matter to mediation, to refer the matter to arbitration, or to institute a legal proceeding within thirty (30) days after the delivery of such notice of the end of the 180-day period.  For the avoidance of doubt, the Indenture Trustee shall be under no obligation to monitor repurchase activity or to independently determine whether a repurchase request remains unresolved at the end of the related 180-day period.  The related Seller agrees to participate in the resolution method selected by the Requesting Party.
(b)            If the Requesting Party selects mediation (including non-binding arbitration) as the resolution method, the following provisions will apply:
(i)            The mediation will be administered by JAMS pursuant to its mediation procedures in effect at the time of the proceeding.
(ii)            The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience and who will be appointed from a list of neutrals maintained by JAMS.  Upon being supplied a list of at least 10 potential mediators by JAMS, each of the applicable Seller and the Requesting Party will have the right to exercise two peremptory challenges within fourteen (14) days and to rank the remaining potential mediators in order of preference.  JAMS will select the mediator from the remaining attorneys on the list respecting the preference choices of the parties to the extent possible.
(iii)            The applicable Seller and the Requesting Party will use commercially reasonable efforts to begin the mediation within thirty (30) days of the selection of the mediator and to conclude the mediation within sixty (60) days of the start of the mediation.
(iv)            The fees and expenses of the mediation will be allocated as mutually agreed by the applicable Seller and the Requesting Party as part of the mediation.
(c)            If the Requesting Party selects binding arbitration as the resolution method, the following provisions will apply:
(i)            The arbitration will be administered by the AAA pursuant its Arbitration Rules in effect on the date of such arbitration.
(ii)            The arbitral panel will consist of three members, (i) one to be appointed by the Requesting Party within five (5) Business Days of providing notice to the related Seller of its selection of arbitration, (ii) one to be appointed by the related Seller within five (5) Business Days of that appointment and (iii) the third, who will preside over the panel, to be chosen by the two party-appointed arbitrators within five (5) Business Days of the second appointment.  If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the stated time periods, then the appointments will be made by the AAA pursuant to the Arbitration Rules.  In each such case, each arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience.
(iii)            Each arbitrator will be independent and will abide by the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the proceeding.  Prior to accepting an appointment, each arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.  Any arbitrator may be removed by the AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.
(iv)            After consulting with the parties, the arbitral panel will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within ninety (90) days after appointment.  The arbitral panel will have the authority to schedule, hear, and determine any and all motions, including dispositive and discovery motions, in accordance with then-prevailing New York law (including prehearing and post hearing motions), and will do so on the motion of any party to the arbitration.

(v)            Notwithstanding whatever other discovery may be available under the Arbitration Rules in effect on the date of such arbitration, unless otherwise agreed by the parties, each party to the arbitration will be presumptively limited to the following discovery in the arbitration: (A) four party witness depositions not to exceed five hours, and (B) one set of interrogations, document requests, and requests for admissions; provided that the arbitral panel will have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitral panel determines good cause is shown that such additional discovery is reasonable and necessary.
(vi)            The arbitral panel will make its final determination no later than ninety (90) days after appointment.  The arbitral panel will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way.  The arbitral panel will not have the power to award punitive damages or consequential damages in any arbitration conducted by them.  In its final determination, the arbitral panel will determine and award the costs of the arbitration (including the fees of the arbitral panel, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitral panel in its reasonable discretion.  The determination in any binding arbitration of the arbitral panel will be in writing and counterpart copies will be promptly delivered to the parties.  The determination will be final and non-appealable and may be enforced in any court of competent jurisdiction.
(vii)            By selecting binding arbitration, the selecting party is giving up the right to sue in court, including the right to a trial by jury.
(viii)            No person may bring a putative or certified class action to arbitration.
(d)            The following provisions will apply to both mediations and arbitrations:
(i)            Any mediation or arbitration will be held in New York, New York, but any party may appear by video conference or teleconference;
(ii)            The details and/or existence of any unfulfilled repurchase request, any informal meetings, mediations or arbitration proceedings conducted under this Section 11.02, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled repurchase request, and any discovery taken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 11.02).  Such information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with any resolution procedure under this Section 11.02), except as otherwise required by law, regulatory requirement or court order.  If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with the opportunity to object to the production of its confidential information; and
(iii)            If JAMS or the AAA no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization, selected by BMW FS or BMW Bank, as applicable, using its relevant rules then in effect.  However, if any such rules are inconsistent with the terms of the mediation or arbitration stated in this Agreement, the terms of this Agreement will apply.  Any mediation or arbitration will be held in New York City, but any party may appear by video conference or teleconference.
(iv)            Under no circumstances will the Indenture Trustee, the Owner Trustee or the Issuer be liable for any expenses allocated to the Requesting Party in any dispute resolution proceeding.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

BMW VEHICLE OWNER TRUST 2026-A

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:	/s/ Patrick A. Kanar
Name: Patrick A. Kanar
Title: Assistant Vice President

BMW FS SECURITIES LLC

By:	/s/ Tobias Essig
Name: Tobias Essig
Title: Chief Executive Officer and Vice President – Finance

By:	/s/ Moritz Lindemann
Name: Moritz Lindemann
Title: Treasurer

BMW FINANCIAL SERVICES NA, LLC

By:	/s/ Tobias Essig
Name: Tobias Essig
Title: Chief Financial Officer and Vice President – Finance

By:	/s/ Moritz Lindemann
Name: Moritz Lindemann
Title: Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as
Indenture Trustee

By:	/s/ Jose A. Galarza
Name: Jose A. Galarza
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as
Securities Intermediary

By:	/s/ Jose A. Galarza
Name: Jose A. Galarza
Title: Vice President

SCHEDULE A

SCHEDULE OF RECEIVABLES

[Delivered to the Owner Trustee at Close]

SCHEDULE B

LOCATION OF RECEIVABLE FILES

BMW Financial Services NA, LLC
1400 City View Drive
Columbus, Ohio 43215

Schedule B-1

SCHEDULE C

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

          In addition to the representations, warranties and covenants contained in this Agreement, the Seller hereby represents, warrants and covenants to the Depositor as follows on the Closing Date:
1.            This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Depositor.
2.            Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the related Seller, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the related Seller, as secured party.
3.            The Receivables constitute “chattel paper” within the meaning of the applicable UCC.
4.            The Depositor has caused or will have caused, within ten (10) days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Issuer hereunder.
5.            An authoritative copy (which may be an original tangible executed copy or an authoritative electronic copy) of each contract that evidences a Receivable exists. With respect to Receivables evidenced by an authoritative tangible copy, such authoritative tangible copy is in the possession of the Servicer, and the Servicer (in its capacity as custodian) is holding such authoritative tangible copy solely on behalf and for the benefit of the Depositor.  With respect to Receivables evidenced by an authoritative electronic copy, the Servicer has “control” of such authoritative electronic copy within the meaning of Section 9-105 of the applicable UCC and the Servicer (in its capacity as custodian) is maintaining control of such authoritative electronic copy solely on behalf and for the benefit of the Depositor.  No person other than the Servicer has “control” of any authoritative electronic copy of a contract evidencing any Receivable.
6.            The Servicer, in its capacity as custodian, has in its possession (i) the original copy of each Receivable evidenced by an authoritative tangible copy and (ii) the “authoritative copy” of each Receivable evidenced by an authoritative electronic copy.  With respect to any Receivable evidenced by an authoritative electronic copy, there is only one “authoritative copy” of the Receivable and with respect to any Receivable evidenced by an authoritative tangible copy, there is no more than one original executed copy of such Receivable.
7.            Neither the Depositor nor a custodian or vaulting agent thereof holding any Receivable evidenced by an authoritative electronic copy has communicated an “authoritative

Schedule C-1

copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.
8.            The Depositor has not authorized the filing of, and is not aware of, any financing statements against the Depositor that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by the related Seller to the Depositor under the related Receivables Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Depositor to the Issuer under this Agreement, (iii) relating to the security interest granted to the Indenture Trustee under the Indenture or (iv) that has been terminated.  The Depositor is not aware of any material judgment, ERISA or tax lien filings against the Depositor.
9.            The Servicer, in its capacity as custodian, has in its possession or “control” (within the meaning of Section 9-105 of the applicable UCC) the record or records that constitute or evidence the Receivables.  The authoritative tangible or electronic copies of the records that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the related Seller, the Depositor, the Issuer or the Indenture Trustee.  All financing statements filed or to be filed against the related Seller, the Depositor and the Issuer in connection with the related Receivables Purchase Agreement, this Agreement and the Indenture, respectively, contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”
10.            Notwithstanding any other provision of this Agreement or any other Basic Document, the perfection representations, warranties and covenants contained in this Schedule C shall be continuing, and remain in full force and effect until such time as all obligations under the Basic Documents and the Notes have been finally and fully paid and performed.
11.            The parties to this Agreement shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule C, and shall not, without satisfying the Rating Agency Condition with respect to each Rating Agency, waive a breach of any of such perfection representations, warranties or covenants.

Schedule C-2

EXHIBIT A

FORM OF SERVICER’S CERTIFICATE

[Available from Servicer]

A-1

EXHIBIT B

FORM OF DEALER AGREEMENT

[Available from Servicer]

B-1

EXHIBIT C

FORM OF ANNUAL CERTIFICATION

Re:
The Sale and Servicing Agreement, dated as of August 19, 2026 (the “Agreement”), among BMW VEHICLE OWNER TRUST 2026-A (the “Issuer”), BMW FS SECURITIES LLC (the “Depositor”), BMW FINANCIAL SERVICES NA, LLC, as the sponsor (in such capacity, the “Sponsor”), as servicer (in such capacity, the “Servicer”), as administrator (in such capacity, the “Administrator”) and as custodian (in such capacity, the “Custodian”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (the “Indenture Trustee”) and U.S. BANK NATIONAL ASSOCIATION (the “Securities Intermediary”).

I, ________________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to the Issuer and the Depositor, and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)            I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Receivables by the Company during 20[   ] that were delivered by the Company to the Issuer and the Depositor pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)            Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)            Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Issuer and the Depositor;

(4)            I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and
C-1

(5)            The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Issuer, the Administrator, the Depositor, the Indenture Trustee and the Owner Trustee.  Any material instances of noncompliance described in such reports have been disclosed to the Issuer, the Administrator and the Depositor.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:   _________________________

By:  ________________________
Name:
Title:

C-2

EXHIBIT D

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Servicer, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reference	Criteria	Applicable Servicing Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the receivables are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X

Reference	Criteria	Applicable Servicing Criteria
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of receivables serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration

Reference	Criteria	Applicable Servicing Criteria
1122(d)(4)(i)	Collateral or security on receivables is maintained as required by the transaction agreements or related receivables documents.	X
1122(d)(4)(ii)	Receivables and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on receivables, including any payoffs, made in accordance with the related receivables documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related receivables documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the receivables agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s receivables (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with usual customary procedures.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with usual customary procedures.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a receivable is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent receivables including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for receivables with variable rates are computed based on the related receivables documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s receivables documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable receivables documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related receivables, or such other number of days specified in the transaction agreements.

Reference	Criteria	Applicable Servicing Criteria
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

D-4